June 10, 2003

To All Shareholders:
                                                             President Fujio Cho
                                                        TOYOTA MOTOR CORPORATION
                                    1, Toyota-cho, Toyota City, Aichi Prefecture

    Notice of Convocation of FY2003 Ordinary General Shareholders' Meeting (All financial information has been prepared in accordance with generally accepted accounting principles in Japan)
      English translation from the original Japanese-language document

Dear Shareholder,

Please refer to the following for information about the upcoming FY2003 Ordinary General Shareholders' Meeting. We hope that you will be able to attend this meeting.

If you are unable to attend the meeting, it would be appreciated if you could find the time from your busy schedule to vote "yes" or "no" on the enclosed ballot form, sign the form, and return it to us after reviewing the enclosed documents no later than Wednesday, June 25, 2003. Thank you very much for your cooperation.


1.  Date and time:      10:00 a.m., Thursday, June 26, 2003

2.  Venue:              Toyota Head Office, 1, Toyota-cho, Toyota City, Aichi
                        Prefecture

3.  Meeting Agenda
      Report:
                    Reports on business review, unconsolidated balance sheet and statement of income for the FY2003 term (April 1, 2002 through March 31, 2003)
      Resolutions:
      [Resolutions 1 to 8 Proposed by the Company]
           Proposed Resolution 1:    Approval of Proposed Appropriation of
                                     Retained Earnings for the FY2003 term
           Proposed Resolution 2:    Amendment of the Articles of Incorporation
                                     A summary of this resolution appears among
                                     the "Reference Documents Pertaining to
                                     Exercise of Voting Rights," on pages 30 -
                                     31 to follow.
           Proposed Resolution 3:    Election of 27 Directors
           Proposed Resolution 4:    Election of 6 Corporate Auditors
           Proposed Resolution 5:    Issue of Stock Acquisition Rights without
                                     Consideration to Directors, Managing
                                     Officers and Employees, etc., of Toyota
                                     Motor Corporation and its Affiliates
                                     A summary of this resolution appears among
                                     the "Reference Documents Pertaining to
                                     Exercise of Voting Rights," on pages 39 -
                                     41 to follow.
           Proposed Resolution 6:    Amendment to the Conditions of Exercise of
                                     the Rights of Stock Options Due to the
                                     Introduction of the New Management System
                                     A summary of this resolution appears among the "Reference Documents Pertaining to
                                     Exercise of Voting Rights," on pages 42 -
                                     43 to follow.

           Proposed Resolution 7:    Repurchase of Shares
                                     A summary of this resolution appears among
                                     the "Reference Documents Pertaining to
                                     Exercise of Voting Rights," on page 44 to
                                     follow.
           Proposed Resolution 8:    Award of Bonus Payments to Retiring
                                     Directors and Corporate Auditors


      [Resolutions 9 to 11 Proposed by Shareholders]
           Proposed Resolution 9:    Proposed Appropriation of Retained Earnings
                                     A summary of this resolution appears among
                                     the "Reference Documents Pertaining to
                                     Exercise of Voting Rights," on page 46 to
                                     follow.
           Proposed Resolution 10:   Amendment of the Articles of Incorporation
                                     (Part 1)
                                     A summary of this resolution appears
                                     among the "Reference Documents
                                     Pertaining to Exercise of Voting Rights,"
                                     on page 47 to follow.
           Proposed Resolution 11:   Amendment of the Articles of Incorporation
                                     (Part 2)
                                     A summary of this resolution appears
                                     among the "Reference Documents
                                     Pertaining to Exercise of Voting Rights," on page 48 to follow.


Note: If you decide to attend the meeting in person, it would be appreciated if you would submit the enclosed voting ballot to the reception desk as your admission pass. Thank you.

(Attachment)

                                 Business Review
        (Fiscal Year under review: April 1, 2002 through March 31, 2003)

1. Outlook on Operation

(1) Progress and Achievement in Operation

Taking a broad look at the economic environment for the term ended March 2003, although TMC believes capital investments by the private sector bottomed out and there were some signs of improvement, consumer spending remained sluggish against a backdrop of severe employment conditions and the overall economic climate in Japan remained difficult. At the same time, although the economic downturn in Europe - particularly in the Euro zone - continued, overall overseas economies were comparatively strong, particularly in the United States and Asia.

Given this kind of economic environment, TMC has been making an effort to develop attractive products in order to satisfy its customers worldwide.

During FY2003, TMC introduced a broad range of new models to match different customer lifestyles, including the stylish compact car ist, the top class minivan Alphard, and the new generation vehicle WISH. At the same time, TMC also carried out a complete redesign of the Harrier, the vehicle which pioneered the luxury SUV market and has been well received both in Japan and abroad. Toyota's brand strength has also won high acclaim both in Japan and overseas, through such events as the Corolla, adapted to local requirements in each of its markets, having broken annual worldwide sales of 1 million units in 2002.

In order to respond to the changing values of customers, in addition to its Toyota brand TMC has decided to introduce the Lexus brand, developed overseas, to Japan. TMC will also reorganize its domestic sales network into four Toyota-brand channels from the current five, next spring.

Domestic vehicle sales increased by 4 thousand units (or 0.2%) to 1,724 thousand units in FY2003 compared with FY2002 as a result of the active introduction of new products that met customer needs and earnest sales efforts made by dealers in Japan. The domestic market share, excluding mini-vehicles, rose to 42.3%, exceeding 40% for the fifth consecutive year. Meanwhile, vehicle exports increased by 127 thousand units (or 7.5%) to 1,835 thousand units.

With respect to TMC's overseas activities, Tianjin Toyota Motor Co., Ltd. began production of the VIOS (Chinese name: Weichi), representing the first time TMC has initiated passenger car manufacturing operations in China. TMC has also agreed with China's largest automaker, China FAW Group Corporation, to establish a cooperative relationship covering all aspects of automobile business. This agreement will allow TMC to gain solid footing in one of the world's most important markets.

With China as an example, through such active business operations overseas TMC's overseas production output during FY2003 reached an all-time high of 2,215 thousand units, increasing by 382,000 units (or 20.8%), compared with FY2002.

As a result of this global development of business, the total number of Toyota vehicles sold worldwide reached an all-time high of 5,638 thousand, with an increase of 350 thousand units, or 6.6%, compared to the previous fiscal year.

In July last year, cumulative production of Toyota vehicles reached 10 million units in North America. TMC is steadily working to further establish its production network in North America with arrangements underway for construction of new plants in Mexico and Texas. In addition to this, regarding overseas production of pickup trucks and multi-purpose vehicles, TMC has started new initiatives to construct optimum development, procurement and production systems worldwide by promoting efficient utilization of, and mutually complimentary relationships between, manufacturing bases.

In order to respond comprehensively to the diversified automobile needs of customers, TMC is actively developing businesses in such fields as information and telecommunications and financial services. In the information and telecommunications field, TMC is carrying out initiatives to create new value in automobiles, beginning with outfitting the new model WiLL CYPHA with the G-BOOK information network service. With regard to financial services, inroads have been made into Hungary and Denmark, among other countries, to promote the construction of a global sales and financial services network in order to further strengthen support systems of Toyota vehicle sales from a financial perspective. In the housing business, a new company was established in April this year, resulting in a structure that is able to plan and offer products which meet customer needs in a more timely manner, through the strengthening of product planning and operational functions.

Alongside such business efforts, TMC considers environmental protection as one of the continuing top priorities in management issues. Specifically, in the area of fuel cell vehicles, said to be the ultimate "eco-cars," TMC began limited marketing from December last year in both Japan and the U.S. of the TOYOTA FCHV, a fuel cell hybrid vehicle boasting a high performance fuel cell developed by TMC. Furthermore, with regard to hybrid vehicles, where TMC boasts superior technology, worldwide cumulative sales surpassed 130 thousand units by the end of last year. Toyota is leading the world in the field of hybrid vehicles in both technology and sales. And it's not only in Toyota brand vehicles that TMC is making environmental responses. TMC is also actively carrying out initiatives to popularize environmental technology through such efforts as the arrangement reached with Nissan Motor Co., Ltd. regarding transaction of hybrid systems, including technical cooperation.

Due to TMC's efforts to improve overall management efficiency and reduce costs, in addition to earnest sales initiatives, net sales have increased to 8,739.3 billion yen, up by 454.3 billion yen (or 5.5%), and ordinary income to 892.6 billion yen, up by 123.7 billion yen (or 16.1%). In addition, net income in FY2003 increased to 634.0 billion yen, up by 163.8 billion yen (or 34.8%) from FY2002.

[Breakdown of Unconsolidated Net Sales]

                                                                                           Unit: million yen
------------------------------------------------------------------------------------------------------------
                                        FY2003               FY2002
                                 (April 2002 through   (April 2001 through         Increase (Decrease)
                                     March 2003)           March 2002)
                                                                                                [Percent of
                                                                                                  changes]
------------------------------------------------------------------------------------------------------------
                      Domestic       2,966,471             3,062,209           (95,738)          [-3.1]
                    ----------------------------------------------------------------------------------------
     Vehicles          Export        3,856,434             3,397,466            458,968          [13.5]
                    ----------------------------------------------------------------------------------------
                       Total         6,822,905             6,459,676            363,229           [5.6]
------------------------------------------------------------------------------------------------------------
Parts & components
   for overseas        Export          863,148               817,106             46,042           [5.6]
    production
------------------------------------------------------------------------------------------------------------
                      Domestic         318,995               330,714           (11,719)          [-3.5]
                    ----------------------------------------------------------------------------------------
       Parts           Export          198,937               187,361             11,576           [6.2]
                    ----------------------------------------------------------------------------------------
                       Total           517,933               518,075              (142)          [-0.0]
------------------------------------------------------------------------------------------------------------
                      Domestic         153,015               151,433              1,582           [1.0]
                    ----------------------------------------------------------------------------------------
      Others           Export          382,308               338,676             43,632          [12.9]
                    ----------------------------------------------------------------------------------------
                       Total           535,323               490,109             45,214           [9.2]
------------------------------------------------------------------------------------------------------------
                      Domestic       3,438,482             3,544,357          (105,875)          [-3.0]
                    ----------------------------------------------------------------------------------------
    Grand total        Export        5,300,828             4,740,611            560,217          [11.8]
                    ----------------------------------------------------------------------------------------
                       Total         8,739,310             8,284,968            454,342           [5.5]
------------------------------------------------------------------------------------------------------------


While company-wide efforts were made to improve capital investment efficiency, investments were made to respond to social demands, such as those related to the environmental protection, in developing new technologies and new products, and renewing production equipment. As a result, capital investment for FY2003 amounted to 269.3 billion yen.

With respect to financing, last September a total of 150 billion yen in domestic unsecured straight bonds were issued to provide funding for capital investment.

(2) Trends in Unconsolidated Income and Assets

                                                                       Unit: million yen otherwise noted
    ----------------------------------------------------------------------------------------------------
                                   FY2000              FY2001           FY2002            FY2003
                                 (April 1999        (April 2000      (April 2001       (April 2002
                                   through            through           through           through
                                 March 2000)        March 2001)       March 2002)       March 2003)
    ----------------------------------------------------------------------------------------------------
     Net sales                    7,408,010          7,903,580         8,284,968         8,739,310
    ----------------------------------------------------------------------------------------------------
     Ordinary income                541,824            621,760           768,920           892,676
    ----------------------------------------------------------------------------------------------------
     Net income                     329,268            333,516           470,239           634,059
    ----------------------------------------------------------------------------------------------------
     Net income per share             87.81              90.50            130.40            178.12
                      (yen)
    ----------------------------------------------------------------------------------------------------
     Net assets                   5,498,108          5,666,247         5,662,158         5,703,321
    ----------------------------------------------------------------------------------------------------
     Total assets                 7,775,276          8,293,450         8,467,930         8,592,823
    ----------------------------------------------------------------------------------------------------

    Notes:
    1. Effective from FY2001, the "Accounting Standards for Retirement Benefits" has been applied. As a result, "Ordinary income" and "Net income" decreased by 14,538 million yen and 43,566 million yen, respectively. Effective from FY2001, the "Accounting Standards for Financial Products" has been applied. As a result, "Net assets" and "Total assets" increased by 187,843 million yen and 361,306 million yen, respectively.
    2. Effective from FY2003, TMC adopted "Accounting Standars for Earnigs Per Share" to calculate "Net income per share." As a result of this change, "Net income per share" is down by 5.57 yen per share compared to the previous standards. Up to FY2002, "Net income per share" was calculated based on the number of shares issued and outstanding at the fiscal year-end (for FY2002, the total number of shares excluding treasury stock).
    3. As for FY2003, TMC accounted for 162,457 million yen as "Gains on return of the substituted portion of the employee pension fund" in extraordinary gains. As a result, "Net income" increased by 95,395 million yen.

(3) Issues facing TMC

Looking at the future business environment from the perspective of the harsh income / employment situation in Japan, there continues to be apprehension regarding future consumer spending. Meanwhile, given the unsettled international scene, there is growing anxiety over the future of the U.S. and European economies and TMC is not in a position to make any overall forecasts. Furthermore, while participants of automotive industry face increasing demand in rapid responses sought to address the ever-changing market condition, competition for survival in the market is growing more intense than ever.

In order to come out on top of this fierce competition, TMC is promoting management reforms by introducing a new management system intended to speed up the pace of decision making and operations as well as to enhance transparency of management. In addition, the entire group will cooperate to address the following issues in order to contribute to the creation of a more prosperous society in the new century and for our continuous growth in the future.

First, TMC is working to launch products that respond precisely to customer needs in a timely manner, thereby providing the fun and convenience of automobiles to ever greater numbers of customers. Next, TMC will promote the further use of hybrid vehicles and will continue its efforts to develop fuel cell vehicles to strengthen our responses to environmental issues. Also, TMC will work towards the realization of an motorized society in which people can live in ease, safety and comfort through the development of advanced technologies in a wide range of fields including information technology. Finally, TMC will work to create systems for the development, production, and sale of products that respond to needs in different regions to establish robust and efficient structures that are truly global. By addressing these issues, TMC will work to increase shareholder value and strive to become a leader in creating automobiles and an motorized society in the 21st century.

Going forward, we will continue to adopt a serious and modest attitude in order to become a corporation that earns the respect and support of people all over the world and to promote harmonious growth with society.

We thank our shareholders for their continuing support.

2. Company Outline (as of March 31, 2003)

(1) Main Business
    ---------------------------- -----------------------------------------------
             Business                            Main products
    ----------------------------------------------------------------------------
                Passenger car    Century, Celsior, Crown, Aristo, Brevis,
                                 Progres, Pronard, Windom, Soarer, Mark II,
                                 Verossa, Camry, Comfort, Altezza, Vista, Ipsum,
                                 WISH, Gaia, Nadia, Opa, Caldina, Premio,
                                 Allion, Succeed Wagon, Prius, Celica, MR-S,
                                 Harrier, Kluger V, RAV4 L, RAV4 J, VOLTZ, Cami,
                                 Corolla, Allex, Probox Wagon, Raum, Platz, WiLL
                                 VS, FunCargo, bB, WiLL CYPHA, ist, Vitz, Duet,
                                 Alphard G, Alphard V, Hiace Wagon, Estima T,
                                 Estima L, Estima Hybrid, Noah, Voxy, Sparky,
                                 Land Cruiser Wagon, Hilux Surf, Volkswagen vehicles

    Auto-       ----------------------------------------------------------------
    mobile      Truck and        Succeed Van, Probox Van, Dyna, Toyoace,
                bus              Grand Hiace Van, Hiace, Regiusace Van, Quick
                                 Delivery, Urban Supporter, Townace, Liteace,
                                 Land Cruiser, Hilux, Coaster
                ----------------------------------------------------------------
                Parts &          Various units and parts for overseas production
                components for
                overseas
                production
                ----------------------------------------------------------------
                Parts            Various maintenance parts for both domestic and
                                 overseas use
    ----------------------------------------------------------------------------
              Housing            Espacio GX, Espacio GR, Espacio EF, Espacio
                                 EF Tradage, Since AIII, Since BIII, Since
                                 AII, Since Raison-G, Since Raison, Since
                                 Neue, Since Oak 21, Since Oak 21-W, Since
                                 Smart Stage-f, Since Smart Stage, Vie a, Vie
                                 a mia casa, Vie a Tradage
    ----------------------------------------------------------------------------

(2) Main Sites and Plants

    Head Office:         1, Toyota-cho, Toyota City, Aichi Prefecture
    Tokyo Head Office:   1-4-18, Koraku, Bunkyo-ku Tokyo

    ---------------------------------------------------------------------------------------------------------
             Name                       Location                    Name                    Location
    ---------------------------------------------------------------------------------------------------------
    Nagoya Office                    Aichi Prefecture       Tokyo Design Research &      Tokyo
                                                            Laboratory
    ---------------------------------------------------------------------------------------------------------
    Osaka Office                     Osaka Prefecture       Nisshin Training Center      Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Honsha Plant                     Aichi Prefecture       Nagoya Wharf Center          Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Motomachi Plant                  Aichi Prefecture       Tobishima Center             Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Kamigo Plant                     Aichi Prefecture       Tokai Center                 Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Takaoka Plant                    Aichi Prefecture       Haruhi Parts Center          Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Miyoshi Plant                    Aichi Prefecture       Inazawa Parts Center         Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Tsutsumi Plant                   Aichi Prefecture       Oguchi Parts Center          Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Myochi Plant                     Aichi Prefecture       Kamigo Logistics Center      Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Shimoyama Plant                  Aichi Prefecture       Tobishima Logistics Center   Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Kinu-ura Plant                   Aichi Prefecture       Kasugai Housing Works        Aichi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Tahara Plant                     Aichi Prefecture       Tochigi Housing Works        Tochigi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Teiho Plant                      Aichi Prefecture       Yamanashi Housing Works      Yamanashi Prefecture
    ---------------------------------------------------------------------------------------------------------
    Hirose Plant                     Aichi Prefecture       Taiwan Office                Taipei, Taiwan
    ---------------------------------------------------------------------------------------------------------
    Higashi-Fuji Technical Center    Shizuoka Prefecture    China Office                 Beijing, China
    ---------------------------------------------------------------------------------------------------------
    Shibetsu Proving Ground          Hokkaido
    -------------------------------------------------------

(3) Status of Shares

1. Total number of shares authorized                        9,740,185,400 shares

2. Total number of shares issued                            3,609,997,492 shares
     Note: Breakdown of increase/decrease in FY2003
     - Decrease due to the retirement of shares using
       retained earnings                                      -40,000,000 shares

3. Number of shareholders                                                381,901

4. Major Shareholders (top 10)

                                                                  (unit: thousands of shares otherwise noted)
   ----------------------------------------------------------------------------------------------------------
                   Name                    Number of Toyota    Voting rights   Toyota's share     Toyota's
                                             shares held         ratio (%)        holdings      voting rights
                                                                                                  ratio (%)
   ----------------------------------------------------------------------------------------------------------
   The Master Trust Bank of Japan, Ltd.        258,470             7.49               -               -
   ----------------------------------------------------------------------------------------------------------
     Japan Trustee Services Bank, Ltd.         197,467             5.73               -               -
   ----------------------------------------------------------------------------------------------------------
       Toyota Industries Corporation           196,725             5.70            72,316           24.73
   ----------------------------------------------------------------------------------------------------------
         Nippon Life Insurance Co.             136,931             3.97               -               -
   ----------------------------------------------------------------------------------------------------------
    Trust & Custody Services Bank, Ltd.        109,944             3.19               -               -
   ----------------------------------------------------------------------------------------------------------
               UFJ Bank Ltd.                   104,511             3.03               -               -
   ----------------------------------------------------------------------------------------------------------
            Shinsei Bank, Ltd.                 100,506             2.91               -               -
   ----------------------------------------------------------------------------------------------------------
       Sumitomo Mitsui Banking Corp.            95,582             2.77               -               -
   ----------------------------------------------------------------------------------------------------------
    Mitsui Asset Trust and Banking Co.,         91,314             2.65               4             0.80
                   Ltd.
   ----------------------------------------------------------------------------------------------------------
    Mitsui Sumitomo Insurance Co., Ltd.         81,303             2.36               -               -
   ----------------------------------------------------------------------------------------------------------

   Notes:
   1.    In addition to the above, Toyota has 158,379 thousand treasury stocks.
   2. The percentage of voting rights is calculated based on the total number of shares with voting rights at the end of the term.
   3. TMC owns 137 thousand shares, for 2.74% of voting rights, in UFJ Holdings, Inc., a holding company of UFJ Bank Ltd.
   4. TMC owns 53 thousand shares, for 0.93% of voting rights, in Sumitomo Mitsui Financial Group, Inc., a holding company of Sumitomo Mitsui Banking Corp.

(4) Repurchase, disposal and holding of shares

1. Shares repurchased

Repurchases of shares based on the provision of Article 210 of the Commercial
Code
--------------------------------------------------------------------------------
Common shares                                                154,576,900 shares
--------------------------------------------------------------------------------
Total value of shares repurchased                           453,473,138,500 yen
--------------------------------------------------------------------------------

Repurchases of shares through the purchase of shares less than a unit (tangen) of shares
 -------------------------------------------------------------------------------
 Common shares                                                   363,726 shares
 -------------------------------------------------------------------------------
 Total value of shares repurchased                            1,138,176,670 yen
 -------------------------------------------------------------------------------

2. Disposed Shares
Not applicable.

3. Shares for which retirement procedures were implemented
--------------------------------------------------------------------------------
Common shares                                                 40,000,000 shares
--------------------------------------------------------------------------------

4. Shares held at the end of the fiscal term
--------------------------------------------------------------------------------
Common shares                                                158,379,847 shares
--------------------------------------------------------------------------------


     Note: On October 1, 2002, in order to effect an exchange of shares to make Toyota Woodyou Home Corporation a wholly-owned subsidiary, 693,659 of TMC shares were transferred and granted in lieu of new shares being issued.

(5) Status of Employees

---------------------------------------------------------------------------------------------
Number of employees (changes from end of last term)    Average age  Average length of service
---------------------------------------------------------------------------------------------
                71,634 (+ 1,143)                          37.2            16.1 years
---------------------------------------------------------------------------------------------

(6) Main Subsidiaries and Others

1. Status of main subsidiaries

------------------------------------------------------------------------------------------------------------------
                 Company Name                    Capital/      Voting rights           Main Business
                                               subscription        ratio
------------------------------------------------------------------------------------------------------------------
                                                  million yen             %
Tokyo Toyota Motor Co., Ltd.                            7,537       100.00*    Sales of cars
Tokyo Toyo-pet Motor Sales Co., Ltd.                    7,822       100.00*    Sales of cars
Osaka Toyopet Co., Ltd.                                 3,025       100.00     Sales of cars
Toyota Tokyo Corolla Co., Ltd.                          7,179       100.00*    Sales of cars
Hino Motors Ltd.                                       72,717        50.41*    Manufacture and sales of
                                                                               automobiles
Toyota Motor Kyushu, Inc.                              45,000       100.00     Manufacture and sales of
                                                                               automobile bodies
Daihatsu Motor Co., Ltd.                               28,404        51.41*    Manufacture and sales of
                                                                               automobiles
Toyota Motor Hokkaido, Inc.                            27,500       100.00     Manufacture and sales of
                                                                               automobile parts
Araco Corporation                                       3,188        75.04     Manufacture and sales of
                                                                               automobile bodies & parts
Toyota Financial Services Corporation                  67,525       100.00     Management of domestic and
                                                                               overseas financial companies
Toyota Finance Corporation                              9,000       100.00*    Finance of automobile sales
------------------------------------------------------------------------------------------------------------------
                                                currencies in
                                                   thousands
Toyota Motor North America, Inc.                  USD 933,600       100.00     Public relations, and surveys of
                                                                               overall North America
Toyota Motor Sales, U.S.A., Inc.                  USD 365,000       100.00*    Sales of cars
Toyota Motor Manufacturing North America, Inc.  USD 1,958,949       100.00*    Management of manufacturing
                                                                               subsidiaries in North America
Toyota Motor Manufacturing, Kentucky, Inc.      USD 1,180,000       100.00*    Manufacture and sales of
                                                                               automobiles
Toyota Motor Manufacturing, Indiana, Inc.         USD 620,000       100.00*    Manufacture and sales of
                                                                               automobiles
Toyota Motor Manufacturing Canada Inc.            CAD 680,000       100.00     Manufacture and sales of
                                                                               automobiles
Toyota Motor Credit Corporation                   USD 915,000       100.00*    Finance of automobile sales
Toyota Credit Canada Inc.                          CAD 60,000       100.00*    Finance of automobile sales
Toyota Motor Europe S.A./N.V.                   EUR 1,416,909       100.00     Public relations of overall Europe
Toyota Motor Marketing Europe S.A./N.V             EUR 95,939       100.00*    Sales of cars
Toyota Deutschland G.m.b.H                          EUR 5,726       100.00     Sales of cars
Toyota (GB) PLC                                     GBP 2,600       100.00     Sales of cars
Toyota France S.A.                                  EUR 2,123       100.00     Sales of cars
Toyota Motor Italia S.p.A.                         EUR 38,958       100.00     Sales of cars
Toyota Motor Engineering Manufacturing Europe   EUR 1,722,374       100.00*    Management of manufacturing
S.A./N.V                                                                       subsidiaries in Europe
Toyota Motor Manufacturing (UK) Ltd.              GBP 830,000       100.00*    Manufacture and sales of
                                                                               automobile parts
Toyota Kreditbank G.m.b.H.                         EUR 28,121       100.00*    Finance of automobile sales
Toyota Motor Finance (Netherlands) B.V.               EUR 908       100.00*    Finance of overseas TMC related
                                                                               companies
Toyota Financial Services (UK) PLC                 GBP 94,000       100.00*    Finance of automobile sales
Toyota Motor Asia Pacific Pte Ltd.                  SGD 6,000       100.00     Sales of cars
Toyota Motor Corporation Australia Ltd.           AUD 481,100       100.00     Manufacture and sales of
                                                                               automobiles
Toyota Motor Thailand Co., Ltd.                 THB 7,520,000        86.43     Manufacture and sales of
                                                                               automobiles
Toyota Finance Australia Ltd., etc.               AUD 120,000       100.00*    Finance of automobile sales
Toyota Leasing (Thailand), Co., Ltd.            THB 3,000,000        75.87*    Finance of automobile sales
Toyota South Africa Motors (Pty) Ltd.             ZAR 700,050       100.00*    Manufacture and sales of
                                                                               automobiles
------------------------------------------------------------------------------------------------------------------

Notes:
1. *indicates the ratio of voting rights including voting rights held by subsidiaries.

2. The ratio of voting rights is calculated based on the total number of voting rights at the end of the term.
3. Toyota Motor Europe Marketing & Engineering S.A./N.V. was renamed to Toyota Motor Marketing Europe S.A./N.V. on July 1, 2002.
4. Toyota Motor Europe Manufacturing S.A./N.V. was renamed to Toyota Motor Engineering Manufacturing Europe S.A./N.V. on July 1, 2002.

2. Status of main affiliates

-------------------------------------------------------------------------------------------------------------
             Company Name              Capital        TMC voting rights               Main business
                                     subscription           ratio
-------------------------------------------------------------------------------------------------------------
                                     million yen                   %
Toyota Industries Corporation             68,046              *24.74      Manufacture and sales of spinning
                                                                          and weaving machines, industrial
                                                                          vehicles, and automobiles
Aichi Steel Corp.                         25,016              *24.80      Manufacture and sales of specialty
                                                                          steel and forged steel products
Toyoda Machine Works, Ltd.                24,805              *24.50      Manufacture and sales of work
                                                                          machine tools and automobile parts
Toyota Auto Body Co., Ltd.                 8,871              *47.27      Manufacture and sales of automobile
                                                                          bodies
Toyota Tsusho Corporation                 26,748              *23.77      Trading and export/import of various
                                                                          products
Aisin Seiki Co., Ltd.                     41,140              *24.11      Manufacture and sales of automobiles
                                                                          parts and household appliances
Denso Corp.                              187,456              *24.68      Manufacture and sales of automobile
                                                                          parts
Kanto Auto Works, Ltd.                     6,850              *49.43      Manufacture and sales of automobile
                                                                          bodies
Toyoda Gosei Co., Ltd.                    25,318              *41.90      Manufacture and sales of automobile
                                                                          parts
-------------------------------------------------------------------------------------------------------------

Notes:
1. * indicates the ratio of voting rights including voting rights held by subsidiaries.
2. The ratio of voting rights is calculated based on the total number of voting rights at the end of the term.

3. Results of consolidation
     o TMC has 581 consolidated subsidiaries and there are 51 companies accounted for under the equity method.
     o Consolidated sales for FY2003 was 16,054.2 billion yen and consolidated net income was 944.6 billion yen.

4. Status of business tie-ups
     o October 1966     Reached business tie-up with Hino Motors, Ltd.
     o November 1967    Reached business tie-up with Daihatsu Motor Co., Ltd.

5. Status of important joint ventures
     o February 1984    Established New United Motor Manufacturing, Inc. for
                        joint production of passenger cars in the U.S. with GM.
     o January 2002     Concluded a joint venture contract with Peugeot Citroen
                        Automobiles SA for joint production of compact cars.
     o August 2002      Basic agreement signed with China FAW Group Corporation
                        regarding joint automobile operations in China.

6. Status of important sales tie-ups
     o July 1991        Reached a basic agreement with Volkswagen AG and its
                        Japanese subsidiary for selling all VW vehicles in the Japanese market.

(7) Board of Directors and Corporate Auditors

----------------------------------------------------------------------------------------------------------------------
        Name                     Position                    Main areas of responsibility ( ) indicates position
----------------------------------------------------------------------------------------------------------------------
Hiroshi Okuda          *Chairman of the Board
----------------------------------------------------------------------------------------------------------------------
Iwao Isomura           *Vice Chairman
----------------------------------------------------------------------------------------------------------------------
Kosuke Ikebuchi        *Vice Chairman
----------------------------------------------------------------------------------------------------------------------
Fujio Cho              *President
----------------------------------------------------------------------------------------------------------------------
Noritaka Shimizu       *Executive Vice President      Housing Group
----------------------------------------------------------------------------------------------------------------------
Yoshio Uesaka          *Executive Vice President      Government & Public Affairs Group / Research Div.
----------------------------------------------------------------------------------------------------------------------
Akihiko Saito          *Executive Vice President      Quality Control Group / Research and Development Group / Design
                                                      Center (General Manager)
----------------------------------------------------------------------------------------------------------------------
Ryuji Araki            *Executive Vice President      General Administration & Personnel Group / Finance & Accounting
                                                      Group / Information Systems Group / Corporate Planning Div.
----------------------------------------------------------------------------------------------------------------------
Yoshio Ishizaka        *Executive Vice President      Overseas Operations Group
----------------------------------------------------------------------------------------------------------------------
Kosuke Shiramizu       *Executive Vice President      Production Engineering Group / Production Control Transportation
                                                      Group / TQM Promotion Div. / Environmental Affairs Div. /
                                                      Operations Management Consulting Div.
----------------------------------------------------------------------------------------------------------------------
Katsuaki Watanabe      *Executive Vice President      Business Development Group / IT & ITS Group / Purchasing Group /
                                                      Legal Div. / e-TOYOTA Div.
----------------------------------------------------------------------------------------------------------------------
Kazushi Iwatsuki       *Executive Vice President      Domestic Sales Operations Group
----------------------------------------------------------------------------------------------------------------------
Yasuhito Yamauchi      Senior Managing Director       Production Engineering Group / Production Control Transportation
                                                      Group / TQM Promotion Div. / Environmental Affairs Div. / Safety
                                                      & Health Promotion Div. / Plant Engineering Div.
----------------------------------------------------------------------------------------------------------------------
Zenji Yasuda           Senior Managing Director       Overseas Operations Group
----------------------------------------------------------------------------------------------------------------------
Takashi Kamio          Senior Managing Director       Government & Public Affairs Group / Environmental Affairs Div.
----------------------------------------------------------------------------------------------------------------------
Hiroyuki Watanabe      Senior Managing Director       Product Management Div. / R&D Management Div. / Technical
                                                      Administration Div. / Vehicle Development Center I / Vehicle
                                                      Development Center II / Vehicle Development Center III /
                                                      Overseas Product Development Div. / Engineering Administration
                                                      Div. / Intellectual Property Div. / Prototype Production Div. /
                                                      Tokyo Engineering Div. / Shibetsu Vehicle Evaluation & Advanced
                                                      Engineering Div. / Fuel Cell System Development Center (General
                                                      Manger)
----------------------------------------------------------------------------------------------------------------------
Katsuhiro Nakagawa     Senior Managing Director       Domestic Sales Operations Group
----------------------------------------------------------------------------------------------------------------------
Akio Matsubara         Managing Director              Secretarial Div. / General Administration Div. / Global Human
                                                      Resources Div. / Human Resources Div. / Nagoya General
                                                      Administration Div. / Toyota Technical Skills Academy / R&D
                                                      Management Div. / Technical Administration Div. / Medical
                                                      Support Div. / Toyota Heritage Div. / Toyota Institute
----------------------------------------------------------------------------------------------------------------------
Tokuichi Uranishi      Managing Director              Europe & Africa Operations Center (General Manager)
----------------------------------------------------------------------------------------------------------------------
Tsutomu Tomita         Managing Director              Power Train Development Center (General Manager) / Motor Sports
                                                      Div.
----------------------------------------------------------------------------------------------------------------------
Yoshito Kato           Managing Director              Kinu-ura Plant (General Manager) / Fuel Cell System Development
                                                      Div. / Fuel Cell Production Engineering Div.
----------------------------------------------------------------------------------------------------------------------
Kazuo Okamoto          Managing Director              Component & System Development Center (General Manger) /
                                                      Higashifuji Technical Center Administration Div. / Future
                                                      Project Div. / Environmental Affairs Div. / Material Engineering
                                                      Div. III
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
        Name                     Position                    Main areas of responsibility ( ) indicates position
----------------------------------------------------------------------------------------------------------------------
Shoji Kondo            Managing Director              Information Systems Group / Corporate Planning Div. / Research
                                                      Div. / Legal Div. / Business Development Div. / Marine Business
                                                      Div. / Biotechnology & Afforestation Business Div.
----------------------------------------------------------------------------------------------------------------------
Kyoji Sasazu           Managing Director              Vista channel Operations Center (General Manager) / Domestic
                                                      Sales Planning Div. / Domestic Marketing Div.
----------------------------------------------------------------------------------------------------------------------
Mitsuo Kinoshita       Managing Director              Tahara Plant (General Manager) / Global Strategic Production
                                                      Planning Div. / Production Control Div. / Project Planning &
                                                      Management Div. / Service Parts Administration Div. / Logistics
                                                      Planning Div. / Production Parts Logistics Div. / Vehicle
                                                      Logistics Div. / Service Parts Logistics Div.
----------------------------------------------------------------------------------------------------------------------
Teruyuki Minoura       Managing Director              Global Purchasing Center (General Manager)
----------------------------------------------------------------------------------------------------------------------
Toshio Mizushima       Managing Director              Takaoka Plant (General Manager) / Miyoshi Plant (General Manager)
----------------------------------------------------------------------------------------------------------------------
Yasuhiko Fukatsu       Managing Director              Toyota channel Operations Center (General Manger) / Domestic
                                                      After Market Operations Center (General Manger) / Domestic
                                                      Advertising/Marketing Div.
----------------------------------------------------------------------------------------------------------------------
Takeshi Uchiyamada     Managing Director              Vehicle Development Center I (General Manger) / Engineering
                                                      Administration Div. / Tokyo Engineering Div.
----------------------------------------------------------------------------------------------------------------------
Masatami Takimoto      Managing Director              R&D Management Div. / Engine Planning Div. / New Engine
                                                      Development Div. / Engine Engineering Div. I / Engine
                                                      Engineering Div. II / Power Train Engineering Div. III / Drive
                                                      Train Engineering Div. I / Drive Train Engineering Div. II /
                                                      Electric & Hybrid Vehicle Engineering Div.
----------------------------------------------------------------------------------------------------------------------
Akio Toyoda            Managing Director              Asia & China Operations Center (General Manager) / e-TOYOTA Div.
                                                      / Taiwan Office / China Office
----------------------------------------------------------------------------------------------------------------------
Shoichiro Toyoda       Honorary Chairman and
                       Director
----------------------------------------------------------------------------------------------------------------------
Toshiaki Taguchi       Director                       President of Toyota Motor North America, Inc
----------------------------------------------------------------------------------------------------------------------
Yoshimi Inaba          Director                       President of Toyota Motor Sales, U.S.A., Inc.
----------------------------------------------------------------------------------------------------------------------
Shuhei Toyoda          Director                       President of Toyota Motor Engineering Manufacturing Europe
                                                      S.A./N.V./ President of Toyota Motor Europe S.A./N.V.
----------------------------------------------------------------------------------------------------------------------
Shokichi Yasukawa      Director                       Kamigo Plant (General Manager) / Myochi Plant (General Manager)
                                                      / Shimoyama Plant (General Manager)
----------------------------------------------------------------------------------------------------------------------
Tetsuo Hattori         Director                       Vehicle Engineering Div. / Chassis System Development Div.
                                                      (General manager) / Body System Engineering Div. / Material
                                                      Engineering Div. I / Material Engineering Div. II
----------------------------------------------------------------------------------------------------------------------
Hiroaki Yoshida        Director                       Network Business Div. / Intelligent Transport Systems Planning
                                                      Div. / IT & ITS Sales Div.
----------------------------------------------------------------------------------------------------------------------
Kiyoshi Nakanishi      Director                       Power Train Engineering Div. II (General Manager) / Power Train
                                                      Management Engineering Div. / Intellectual Property Div. /
                                                      Higashifuji Technical Administration Div. / Future Project Div.
                                                      / Fuel Cell System Development Div.
----------------------------------------------------------------------------------------------------------------------
Yukitoshi Funo         Director                       The Americas Operations Center (General Manager) / Government &
                                                      Industrial Affairs Div.
----------------------------------------------------------------------------------------------------------------------
Takeshi Suzuki         Director                       Affiliated Companies Finance Div. / Accounting Div. / Finance
                                                      Div. (General Manager)
----------------------------------------------------------------------------------------------------------------------
Atsushi Niimi          Director                       President of Toyota Motor Manufacturing North America, Inc.
----------------------------------------------------------------------------------------------------------------------
Hajime Wakayama        Director                       Global Purchasing Center (Deputy General Manager) / Global
                                                      Purchasing Planning Div. / Purchasing Div. (General Manager)
----------------------------------------------------------------------------------------------------------------------
Hiroshi Takada         Director                       Toyopet channel Operations Center (General Manager) / Product
                                                      Management Div. / DUO Div.
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
        Name                     Position                    Main areas of responsibility ( ) indicates position
----------------------------------------------------------------------------------------------------------------------
Teiji Tachibana        Director                       Housing Planning Div. (General manager) / Housing Sales Div. /
                                                      Housing Development Div. / Housing Production Div. / Kasugai
                                                      Housing Works / Tochigi Housing Works / Yamanashi Housing Works
----------------------------------------------------------------------------------------------------------------------
Shinichi Sasaki        Director                       Customer Relations Div. / Quality Div. / Electronics Engineering
                                                      Div. III / Hirose Plant (General Manager)
----------------------------------------------------------------------------------------------------------------------
Kazutoshi Minami       Director                       Vehicle Development Center III (General Manager) / Overseas
                                                      Product Development Div. / Prototype Production Div.
----------------------------------------------------------------------------------------------------------------------
Shin Kanada            Director                       Public Affairs Administration Dept. / Public Affairs Div.
                                                      (General Manager) / Tokyo Secretarial Div. / Tokyo General
                                                      Administration Div. / Government & Industrial Affairs Div. /
                                                      Corporate Public Relations Div.
----------------------------------------------------------------------------------------------------------------------
Hironobu Ono           Director                       Overseas Customer Service Operations Center (General Manager) /
                                                      Intelligent Transport Systems Planning Div. / Electronics
                                                      Engineering Div. I (General Manager) / Electronics Engineering
                                                      Div. II / Electronics Engineering Div. III
----------------------------------------------------------------------------------------------------------------------
Akira Okabe            Director                       Oceania, Middle East & Southwest Asia Operations Center (General
                                                      Manager)
----------------------------------------------------------------------------------------------------------------------
Yoshio Shirai          Director                       Vehicle Development Center II (General Manager) / Shibetsu
                                                      Vehicle Evaluation & Advanced Engineering Div. (General Manager)
----------------------------------------------------------------------------------------------------------------------
Yoichiro Ichimaru      Director                       Corolla channel Operations Center (General Manager) / Domestic
                                                      Fleet Sales & Conversion Vehicles Div. / Domestic Rental &
                                                      Leasing Div.
----------------------------------------------------------------------------------------------------------------------
Shoji Ikawa            Director                       Production Engineering Planning Div. (General Manager) /
                                                      Production Engineering Development Div. / Instrumentation
                                                      Engineering Div. / Production & Logistics Systems Engineering
                                                      Div. / Power Train & Chassis Components Production Engineering
                                                      Div. / Engine Production Engineering Div. / Drive Train &
                                                      Chassis Production Engineering Div. / Casting Engineering Div. /
                                                      Forging & Stamping Production Engineering Div. / Teiho Plant
                                                      (General Manager) / Mechatronics Systems Div. / Die & Mold Div.
----------------------------------------------------------------------------------------------------------------------
Masuji Arai            Director                       Tsutsumi Plant (General Manager) / Vehicle Planning & Production
                                                      Engineering Div. / Stamping Production Engineering Div. / Body
                                                      Assembly Engineering Div. / Surface Finishing Engineering Div. /
                                                      General Assembly Engineering Div. / Stamping Die & Tool Div.
----------------------------------------------------------------------------------------------------------------------
Koichi Ina             Director                       Honsha Plant (General Manager) / Motomachi Plant (General
                                                      Manager)
----------------------------------------------------------------------------------------------------------------------
Yoshikazu Amano        Director                       IT Management Div. / Corporate IT Div. (General Manager)
----------------------------------------------------------------------------------------------------------------------
Shinichi Kawashima     Director                       Netz channel Operations Center (General Manager) / Used Car
                                                      Business Div. / Dealer Human Resources Development Div.
----------------------------------------------------------------------------------------------------------------------
Kunio Komada           Director                       Overseas Planning Div. (General Manager) / Overseas Marketing
                                                      Div.
----------------------------------------------------------------------------------------------------------------------
Terukazu Inoue         Full-time Corporate Auditor
----------------------------------------------------------------------------------------------------------------------
Hideaki Miyahara       Full-time Corporate Auditor
----------------------------------------------------------------------------------------------------------------------
Yoshiaki Muramatsu     Full-time Corporate Auditor
----------------------------------------------------------------------------------------------------------------------

                             17

----------------------------------------------------------------------------------------------------------------------
Yoshitoshi Toyoda      Corporate Auditor              Honorary Chairman and Director of Toyota Industries Corporation
----------------------------------------------------------------------------------------------------------------------
Yasutaka Okamura       Corporate Auditor              Lawyer
----------------------------------------------------------------------------------------------------------------------
Hiromu Okabe           Corporate Auditor              President and C.E.O. of Denso Corporation
----------------------------------------------------------------------------------------------------------------------

Notes:
1.    * indicates that the person can represent the company.
2. Mr. Yoshitoshi Toyoda, Mr. Yasutaka Okamura and Mr. Hiromu Okabe satisfy the qualifications of outside Corporate Auditors as provided in Article 18 Paragraph 1 of "Special Law of the Commercial Code Concerning the
      Audit, etc. of Joint Stock Corporations."
3. Executive Vice President Susumu Miyoshi, Senior Managing Director Koji Hasegawa, Managing Director Akiyoshi Watanabe, Director Tsutomu Kano and Director Katsuyuki Kamio, have resigned upon the expiration of their term of office following FY2002 Ordinary General Shareholders' Meeting on June 26, 2002.

(8) Compensation paid to directors and corporate auditors

----------------------------------------------------------------------------------------------------------------
     Category      No. of        Amount paid                            Remarks
                  persons       (million yen)
----------------------------------------------------------------------------------------------------------------
Directors              58            1,228      Directors' compensation: 130 million yen or less per month
                                                Auditors' compensation: 13 million yen or less per month
                                                Director's compensation does not include that portion of
                                                compensation paid for service as an employee.
                                                (Decided by resolution at an extraordinary general shareholders'
                                                meeting held on May 13, 1982.)
----------------------------------------------------------------------------------------------------------------
Corporate
Auditors                6               88
----------------------------------------------------------------------------------------------------------------
Total                  64            1,317
----------------------------------------------------------------------------------------------------------------

Notes: 1. The above members of persons indicate those as of the end of the term.
       2. In addition to the above, the amounts indicated below were also paid.
          (1) Bonuses for service as an employee:               217 million yen
          (2) Executive bonuses
          (decided by resolution at FY2002 Ordinary General Shareholders' Meeting held on June 26, 2002)
                           Directors                             600 million yen
                           Corporate Auditors                     45 million yen
          (3) Special service bonuses paid to retiring executives
          (decided by resolution at FY2002 Ordinary General Shareholders' Meeting held on June 26, 2002)
                           Directors                             299 million yen


(9) Status of Stock Acquisition Rights Issued Under Preferential Conditions to Persons Other Than Shareholders

1. Number of Stock Acquisition Rights issued:

   18,760 (One stock acquisition right represents 100 shares)

2. Class and Number of Shares to be Issued or Transferred upon Exercise of Stock Acquisition Rights

   Common shares     1,876,000 shares

3. Issue Price of Stock Acquisition Rights

   No consideration shall be paid at the time of issuance of the Stock Acquisition Rights.

4. The amount to be paid per share issued or transferred upon exercise of each Stock Acquisition Right

   2,958.00 yen

5. Conditions of Exercise of Stock Acquisition Rights

   (i) The exercise period of the Stock Acquisition Rights is from August 1, 2004 to July 31, 2008
   (ii) Upon voluntary retirement, age limit retirement, employment transfer or death of a grantee of the Stock Acquisition Right, the exercise of such right will be handled as follows:
         - In the case of voluntary retirement, age limit retirement or employment transfer:
           the rights granted to the grantee will be exercisable for up to 6 months following his/her voluntary retirement, age limit retirement or employment transfer.
         - In the case of death:
           the rights granted to the grantee shall become void at the time of his/her death.
   (iii) Other conditions shall be provided for in the stock acquisition right allocation agreements to be executed between TMC and the grantees of the Stock Acquisition Rights.

6. Events and Conditions of Cancellation of Stock Acquisition Rights

   (i) Stock Acquisition Rights may be cancelled without consideration upon approval by a General Shareholders' Meeting of an agendum on a merger agreement in which TMC is a company to be dissolved, or an agendum on a share exchange agreement or a share transfer by which TMC will become a wholly-owned subsidiary of another company.

   (ii) TMC may cancel the Stock Acquisition Rights without consideration if a grantee of the Stock Acquisition Rights becomes no longer qualified to exercise such rights pursuant to the provision provided for in
         (ii) or (iii) of 5 above.

7. Details of Preferential Conditions

   TMC will issue Stock Acquisition Rights without consideration to directors and employees, etc., of TMC and its affiliates.

8. Names of Persons Who Received Allocations and Number of Stock Acquisition Rights Received

Directors of TMC

------------------------------------------------   ------------------------------------------------
        Name               Number of Stock                  Name                Number of Stock
                          Acquisition Rights                                   Acquisition Rights
------------------------------------------------   ------------------------------------------------
Hiroshi Okuda                     200              Masatami Takimoto                   150
------------------------------------------------   ------------------------------------------------
Iwao Isomura                      200              Akio Toyoda                         150
------------------------------------------------   ------------------------------------------------
Kosuke Ikebuchi                   200              Shoichiro Toyoda                    200
------------------------------------------------   ------------------------------------------------
Fujio Cho                         200              Toshiaki Taguchi                    200
------------------------------------------------   ------------------------------------------------
Noritaka Shimizu                  200              Yoshimi Inaba                       150
------------------------------------------------   ------------------------------------------------
Yoshio Uesaka                     200              Shuhei Toyoda                       150
------------------------------------------------   ------------------------------------------------
Akihiko Saito                     200              Shokichi Yasukawa                   100
------------------------------------------------   ------------------------------------------------
Ryuji Araki                       200              Tetsuo Hattori                      100
------------------------------------------------   ------------------------------------------------
Yoshio Ishizaka                   200              Hiroaki Yoshida                     100
------------------------------------------------   ------------------------------------------------
Kosuke Shiramizu                  200              Kiyoshi Nakanishi                   100
------------------------------------------------   ------------------------------------------------
Katsuaki Watanabe                 200              Yukitoshi Funo                      100
------------------------------------------------   ------------------------------------------------
Kazushi Iwatsuki                  200              Takeshi Suzuki                      100
------------------------------------------------   ------------------------------------------------
Yasuhito Yamauchi                 150              Atsushi Niimi                       100
------------------------------------------------   ------------------------------------------------
Zenji Yasuda                      150              Hajime Wakayama                     100
------------------------------------------------   ------------------------------------------------
Takashi Kamio                     150              Hiroshi Takada                      100
------------------------------------------------   ------------------------------------------------
Hiroyuki Watanabe                 150              Teiji Tachibana                     100
------------------------------------------------   ------------------------------------------------
Katsuhiro Nakagawa                150              Shinichi Sasaki                     100
------------------------------------------------   ------------------------------------------------
Akio Matsubara                    150              Kazutoshi Minami                    100
------------------------------------------------   ------------------------------------------------
Tokuichi Uranishi                 150              Shin Kanada                         100
------------------------------------------------   ------------------------------------------------
Tsutomu Tomita                    150              Hironobu Ono                        100
------------------------------------------------   ------------------------------------------------
Yoshito Kato                      150              Akira Okabe                         100
------------------------------------------------   ------------------------------------------------
Kazuo Okamoto                     150              Yoshio Shirai                       100
------------------------------------------------   ------------------------------------------------
Shoji Kondo                       150              Yoichiro Ichimaru                   100
------------------------------------------------   ------------------------------------------------
Kyoji Sasazu                      150              Shoji Ikawa                         100
------------------------------------------------   ------------------------------------------------
Mitsuo Kinoshita                  150              Masuji Arai                         100
------------------------------------------------   ------------------------------------------------
Teruyuki Minoura                  150              Koichi Ina                          100
------------------------------------------------   ------------------------------------------------
Toshio Mizushima                  150              Yoshikazu Amano                     100
------------------------------------------------   ------------------------------------------------
Yasuhiko Fukatsu                  150              Shinichi Kawashima                  100
------------------------------------------------   ------------------------------------------------
Takeshi Uchiyamada                150              Kunio Komada                        100
------------------------------------------------   ------------------------------------------------

Directors of TMC's Affiliates, etc.

---------------------------------------------------------------------------------------------------
                 Company                                    Name                 Number of Stock
                                                                                Acquisition Rights
---------------------------------------------------------------------------------------------------
Toyota Motor Sales, U.S.A., Inc.                 James E. Press                        100
---------------------------------------------------------------------------------------------------
Toyota Motor Manufacturing, Kentucky, Inc.       Gary L. Convis                         50
---------------------------------------------------------------------------------------------------
Bodine Aluminum Inc.                             Robert W. Lloyd                        20
---------------------------------------------------------------------------------------------------
Toyota Motor Manufacturing Canada Inc.           Real C. Tanguay                        50
---------------------------------------------------------------------------------------------------
Canadian Autoparts Toyota Inc.                   Gary A. Smallenberg                    20
---------------------------------------------------------------------------------------------------
Toyota Motor Credit Corporation                  George E. Borst                        50
---------------------------------------------------------------------------------------------------
Toyota Credit Canada Inc.                        Kenneth. G. Arnold                     20
---------------------------------------------------------------------------------------------------
Toyota Motor Marketing Europe S.A./N.V.          Panayiotis J. Athanasopoulos           50
---------------------------------------------------------------------------------------------------
Toyota (GB) PLC                                  Robert G. Smith                        20
---------------------------------------------------------------------------------------------------
Toyota Motor Italia S.p.A.                       Massimo Nordio                         20
---------------------------------------------------------------------------------------------------
Toyota Motor Manufacturing (UK) Ltd.             Alan J. Jones                          50
---------------------------------------------------------------------------------------------------
Toyota Motor Manufacturing (UK) Ltd.             Bryan S. Jackson                       20
---------------------------------------------------------------------------------------------------
Toyota Motor Manufacturing (UK) Ltd.             Carl Klemm                             20
---------------------------------------------------------------------------------------------------
Toyota Kreditbank GmbH                           Andreas Bullock                        20
---------------------------------------------------------------------------------------------------
Toyota Kreditbank GmbH                           Walter Leyendecker                     20
---------------------------------------------------------------------------------------------------
Toyota Kreditbank GmbH                           Peter Pollhammer                       20
---------------------------------------------------------------------------------------------------
Toyota Financial Services (UK) PLC               David T. Betteley                      20
---------------------------------------------------------------------------------------------------
Toyota Motorsport GmbH                           Ove Andersson                          20
---------------------------------------------------------------------------------------------------
Toyota New Zealand Ltd.                          Robert L. Field                        20
---------------------------------------------------------------------------------------------------
Toyota Motor Corporation Australia Ltd.          John H. Conomos                        20
---------------------------------------------------------------------------------------------------
Toyota Motor Corporation Australia Ltd.          David C. Buttner                       20
---------------------------------------------------------------------------------------------------
Toyota Motor Corporation Australia Ltd.          Micheal D. Harvie                      20
---------------------------------------------------------------------------------------------------
Toyota Motor Corporation Australia Ltd.          Alan D. McGarrigle                     20
---------------------------------------------------------------------------------------------------
Toyota Finance Australia Ltd.                    Ross P. Springer                       20
---------------------------------------------------------------------------------------------------

Executive Technical Advisor of TMC
----------------------------------------------------------
              Name                    Number of Stock
                                     Acquisition Rights
----------------------------------------------------------
Ichiro Suzuki                               100
----------------------------------------------------------
Norihiko Nakamura                           100
----------------------------------------------------------
Nanpachi Hayashi                            100
----------------------------------------------------------

Employees of TMC and TMC's Affiliates (top 10)

--------------------------------------------------------------------------------------------------
             Company                                    Name                     Number of Stock
                                                                                Acquisition Rights
--------------------------------------------------------------------------------------------------
Toyota Motor North America, Inc.                 James R. Olson                        50
--------------------------------------------------------------------------------------------------
Toyota Motor North America, Inc.                 Douglas M. West                       50
--------------------------------------------------------------------------------------------------
Toyota Motor Sales, U.S.A., Inc.                 Donald V. Esmond                      50
--------------------------------------------------------------------------------------------------
Toyota Motor Sales, U.S.A., Inc.                 J. Davis Illingworth                  50
--------------------------------------------------------------------------------------------------
Toyota Motor Corporation                         Keiji Aoki                            20
--------------------------------------------------------------------------------------------------
Toyota Motor Corporation                         Shinji Aoto                           20
--------------------------------------------------------------------------------------------------
Toyota Motor Corporation                         Takao Akatsuka                        20
--------------------------------------------------------------------------------------------------
Toyota Motor Corporation                         Tetsuo Agata                          20
--------------------------------------------------------------------------------------------------
Toyota Motor Corporation                         Akio Asai                             20
--------------------------------------------------------------------------------------------------
Toyota Motor Corporation                         Makoto Asai                           20
--------------------------------------------------------------------------------------------------

                          UNCONSOLIDATED BALANCE SHEET

                                                          (Million yen; amounts less than one million yen are omitted.)
-----------------------------------------------------------------------------------------------------------------------
                                              FY2003                                                     FY2003
                                              (As of                                                     (As of
                                          March 31, 2003)                                           March 31, 2003)
-----------------------------------------------------------------------------------------------------------------------
                Assets                                                   Liabilities
-----------------------------------------------------------------------------------------------------------------------
Current assets                                 3,620,881    Current liabilities                            2,040,821
-----------------------------------------------------------------------------------------------------------------------
   Cash and deposits                             113,802       Trade notes payable                               967
   Trade accounts receivable                     919,468       Trade accounts payable                        765,041
   Marketable securities                       1,373,742       Current portion of bonds                       50,000
   Finished goods                                140,516       Accrued liabilities                           374,758
   Raw materials                                  13,807       Income taxes payable                          221,320
   Work in process                                64,881       Accrued expenses                              401,121
   Supplies                                        7,599       Deposits received                             184,763
   Short-term loans                              321,986       Allowance for EXPO 2005 Aichi                     644
   Deferred income taxes                         250,469       Other current liabilities                      42,205
                                                            -----------------------------------------------------------
   Other current assets                          423,307    Long-term liabilities                            848,679
                                                            -----------------------------------------------------------
   Less : allowance for doubtful                 (8,700)       Bonds                                         500,600
   accounts
                                                               Allowance for retirement benefits             293,039
                                                               Other long-term liabilities                    55,039
-----------------------------------------------------------------------------------------------------------------------
Fixed assets                                   4,971,941               Total liabilities                   2,889,501
-----------------------------------------------------------------------------------------------------------------------
  Property, plant, and equipment               1,269,042            Shareholders' equity
-----------------------------------------------------------------------------------------------------------------------
   Buildings                                     341,722    Common stock                                     397,049
                                                            -----------------------------------------------------------
   Structures                                     40,908    Capital surplus                                  416,970
                                                            -----------------------------------------------------------
   Machinery and equipment                       336,077       Capital reserve                               416,970
                                                            -----------------------------------------------------------
   Vehicle and delivery equipment                 10,528    Retained earnings                              5,287,601
                                                            -----------------------------------------------------------
   Tools, furniture, and fixtures                 81,750       Legal reserve                                  99,454
   Land                                          400,863       Reserve for losses on overseas                    396
                                                               investments
   Construction in progress                       57,190       Reserve for special depreciation                1,547
------------------------------------------------------------
  Investments and other assets                 3,702,899       Reserve for reduction of                        5,004
                                                               acquisition cost of fixed assets
------------------------------------------------------------
   Investments in securities                   1,720,649       General reserve                             4,440,926
   Investments in subsidiaries                 1,242,883       Unappropriated retained earnings              740,272
                                                               at end of year
   Long-term loans                               340,999       [Included net income for current          [ 634,059 ]
                                                               year]
   Deferred income taxes                         298,167    Net unrealized gains on other                     69,019
                                                            securities
   Other investments                             111,398    Less: treasury stock                           (467,320)
                                                            -----------------------------------------------------------
  Less : allowance for doubtful                 (11,200)         Total shareholders' equity                5,703,321
  accounts
-----------------------------------------------------------------------------------------------------------------------
             Total assets                       8,592,823        Total liabilities and                     8,592,823
                                                                  hareholders' equity
-----------------------------------------------------------------------------------------------------------------------

Notes:
1. Short-term receivable from subsidiaries: 677,715 million yen
2. Long-term receivable from subsidiaries: 245,301 million yen
3. Short-term payable to subsidiaries: 304,065 million yen
4. Accumulated depreciation for "property, plant, and equipment": 3,456,807 million yen
5. The breakdown of main investments in securities in foreign currencies (acquisition cost in foreign currencies) is as follows:

   ---------------------------------------------------------------------------------------------------------------
   411,263 thousand U.S. dollars          306,471,012 thousand Indonesian       68,615 thousand pounds sterling
                                          rupiahs                               (GBP)
   ---------------------------------------------------------------------------------------------------------------
   139,807 thousand Malaysian ringgit     1,221,753 thousand New Taiwan         1,050,000 thousand Czech koruna
                                          dollars
   ---------------------------------------------------------------------------------------------------------------
   296,209 thousand Chinese yuan          1,265,838 thousand Philippine pesos   121,428 thousand Norwegian kroner
   ---------------------------------------------------------------------------------------------------------------
   20,046 thousand euros                  33,591,048 thousand Colombian pesos   98,250 thousand Pakistan rupees
   ---------------------------------------------------------------------------------------------------------------
   6,474 thousand Canadian dollars
   ---------------------------------------------------------------------------------------------------------------

   Main subsidiaries' shares, capital in foreign currencies (acquisition cost in foreign currencies), are as follows:
   ---------------------------------------------------------------------------------------------------------------
   2,665,477 thousand euros               1,098,384 thousand U.S. dollars       694,000 thousand Canadian dollars
   ---------------------------------------------------------------------------------------------------------------
   513,179 thousand Australian dollars    626,898 thousand Brazilian reals      9,760,000 thousand Indian rupees
   ---------------------------------------------------------------------------------------------------------------
   8,492,669 thousand Thai baht           1,457,952 thousand South African      3,232,233 thousand New Taiwan
                                          rand                                  dollars
   ---------------------------------------------------------------------------------------------------------------
   102,100 thousand pounds sterling       90,699 thousand Argentine pesos       2,150,000 thousand Venezuelan
   (GBP)                                                                        bolivars
   ---------------------------------------------------------------------------------------------------------------
   452,020 thousand Chinese yuan          950,000 thousand Philippine pesos     189,454 thousand Denmark kroner
   ---------------------------------------------------------------------------------------------------------------
   291,032 thousand Swedish kroner
   ---------------------------------------------------------------------------------------------------------------

6. Assets pledged: 10,124 million yen as investments in securities
7. Guarantees: 119,699 million yen
8. Export bill discounted: 4,725 million yen
9. Balance of stock acquisition rights issued
   (1) Details of stock acquisition rights (balance, exercise price, and shares to be issued) in accordance with the provisions of the Commercial Code Articles 280-20 and 281-21

   -----------------------------------------------------------------------------------------------
                Name                       Balance         Exercise price     Shares to be issued
   -----------------------------------------------------------------------------------------------
      Stock acquisition rights               ---            2,958.00 yen         Common stock
   -----------------------------------------------------------------------------------------------

     (2) Details of bonds with warrants (balance, exercise price, and shares to be issued) in accordance with the provisions of the former Commercial Code Article 341-8

   -----------------------------------------------------------------------------------------------
                Name                       Balance         Exercise price     Shares to be issued
   -----------------------------------------------------------------------------------------------
      First series of unsecured bonds   489 million yen     4,203.00 yen         Common stock
          with warrants, due 2005
   -----------------------------------------------------------------------------------------------

10. Net income per share for this term: 178.12 yen
         Effective FY2003, TMC adopted accounting standards concerning net income per share to calculate "Net income per share." As a result of this change, "Net income per share" is down by 5.57 yen per share compared to the previous standards.
11. The net increase of assets is 69,019 million yen as they are stated at fair value in accordance with the Commercial Code (Article 290 Paragraph 1 Item
    6).
12. The retirement benefit trust is established to be allocated for the retirement benefits of the corporate pension system, not to be allocated for the severance benefits of the severance indemnity plan.
13. The allowance for the Expo 2005 Aichi Japan is an allowance specified in the provisions of the Commercial Code Article 287-2.

                       UNCONSOLIDATED STATEMENTS OF INCOME
                   (Million yen; amounts less than one million yen are omitted.)
 -------------------------------------------------------------------------------
                                                                    FY2003
                                                             (April 2002 through
                                                                 March 2003)
 -------------------------------------------------------------------------------
            Ordinary profits and losses
 Operating revenue and expenses
     Operating revenue                                              8,739,310
        Net sales                                                   8,739,310
     Operating expenses                                             7,877,987
        Cost of sales                                               6,932,356
        Selling, general and administrative expenses                  945,630
     Operating income                                                 861,323
 Non-operating income and expenses
     Non-operating income                                             167,814
        Interest income                                                20,482
        Dividend income                                                45,240
        Other non-operating income                                    102,090
     Non-operating expenses                                           136,460
        Interest expenses                                              11,023
        Other non-operating expenses                                  125,437
 Ordinary income                                                      892,676
               Extraordinary gains and losses
 Extraordinary gains                                                  162,457
        Gains on return of substituted portion of employee            162,457
        pension fund
 Income before income taxes                                         1,055,134
 Income taxes - current                                               432,000
 Income taxes - deferred                                             (10,925)
 Net income                                                           634,059
 Unappropriated retained earnings brought forward                     306,006
 Retirement of shares                                                 142,992
 Interim cash dividends                                                56,801
 Unappropriated retained earnings at end of year                      740,272
 -------------------------------------------------------------------------------
Notes:
1.   Sales to subsidiaries: 4,740,627 million yen
2.   Purchases from subsidiaries: 838,898 million yen
3.   Non-operating transaction with subsidiaries: 69,601 million yen
4.   In conjunction with implementation of the Defined Benefit Corporate
     Pension Plan Law, TMC received approval as of April 1, 2002, from the Minister of Health, Labour and Welfare, for exemption from payment of future benefits regarding the substituted portion of the employee pension fund. TMC applied the transitional provisions specified in paragraph 47-2 of the "Practical Guidelines of Accounting for Retirement Benefits (Interim Report)," and recognized an extinguishment of retirement benefit obligation with respect to such substituted portion as of the date of the approval. As a result, TMC has accounted for 162,457 million yen as "Gains on return of substituted portion of the employee pension fund" in extraordinary gains.

                         SIGNIFICANT ACCOUNTING POLICIES

1. Valuation of securities:

   Stocks of subsidiaries are stated at cost determined using the moving average method.

   Other securities:
         Other securities with fair value are stated at fair value based on market prices, etc., at end of year.
         Other securities not practicable to fair value are stated at cost determined using the moving average method.

2. Valuation of inventories:

   Finished goods, work in process, and supplies are principally stated at cost, as determined by the periodic average method.

   Raw materials are stated at the lower of cost or market value, as determined by last-in-first-out method.

3. Depreciation of property, plant and equipment is computed by the declining balance method.

4. Significant reserves:

   Allowance for doubtful accounts is stated based on evaluation of the collectability of recovery of accounts receivable. To prepare for losses from bad debt from sales and other credits, besides the maximum amount allowed under the Corporation Tax Laws, allowances were also made in consideration of the relative ease or difficulty of collectability.

   For provision of retirement benefits for employees (including those who have already retired), the amount expected at the end of the term is accounted for on the basis of the estimated retirement benefit obligations and severance benefits at the end of the term.

5. Consumption taxes are computed based on the net-of-tax method.

                   Proposed Appropriation of Retained Earnings

--------------------------------------------------------------------------------
                                                                Amount (yen)
Unappropriated retained earnings at end of year                740,272,789,955
Reversal of reserve for losses on overseas investments             141,439,278
Reversal of reserve for special depreciation                        49,052,321
Total                                                          740,463,281,554
The above will be appropriated as follows:
Cash dividends                                                  69,032,352,900
   per share                                                                20
Bonus to Directors                                                 660,000,000
Bonus to Corporate Auditors                                         51,000,000
Reserve for reduction of acquisition cost of fixed assets          378,342,271
General reserve                                                200,000,000,000
Unappropriated retained earnings to be carried forward         470,341,586,383
--------------------------------------------------------------------------------

Note: An interim dividend of (Yen)16 per share was paid on November 26, 2002, to shareholders (including the beneficial shareholders notified by Japanese Securities Depository Center) or registered pledgee of record as of September 30, 2002. Total interim dividends were paid in amount of 56,801,448,160 yen.

                          Independent Auditors' Report
                          ----------------------------
                              (English Translation)
                                                                  April 30, 2003
To the Board of Directors
   Toyota Motor Corporation

                            ChuoAoyama Audit Corporation

                              Kazunori Tajima , CPA
                              Representative and Engagement Partner
                                   Masaki Horie , CPA
                              Representative and Engagement Partner
                                   Koji Hatsukawa , CPA
                              Representative and Engagement Partner
                                   Fusahiro Yamamoto , CPA
                              Representative and Engagement Partner

We have audited, pursuant to Article 2 of the "Special Law of the Commercial Code Concerning the Audit, etc. of Stock Corporations (Kabusiki-Kaisya)" of Japan, the financial statements, which consist of the unconsolidated balance sheet, unconsolidated statement of income, business report (limited to the accounting figures included therein) and the proposed appropriation of retained earnings, and supplementary schedules (limited to the accounting figures included therein) of Toyota Motor Corporation (hereinafter referred to as the "Company") for the 99th fiscal year from April 1, 2002 to March 31, 2003. The portion of the business report and supplementary schedules subject to our audit are those derived from the accounting books and records of the Company. These financial statements and supplementary schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we obtain reasonable assurance about whether the financial statements and supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. Our audit included auditing procedures applied to subsidiaries of the Company as were considered necessary.

As a result of our audit, it is our opinion that:
(1) The unconsolidated balance sheet and unconsolidated statement of income present fairly the financial position and results of operation of the Company in conformity with the applicable laws and regulations of Japan and the Articles of Incorporation.

(2) The business report of the Company (limited to the accounting figures included therein) presents fairly the Company's affairs in conformity with the applicable laws and regulations of Japan and the Articles of Incorporation.

(3) The proposed appropriation of retained earnings is presented in conformity with the applicable laws and regulations of Japan and the Articles of Incorporation.

(4) There is nothing in respect of the supplementary schedules (limited to the accounting figures included therein) that is required to be mentioned by the provisions of the Commercial Code of Japan.

We have no interest in or relationship with the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountant Law of Japan.
------------------------

Notice to Readers:
   The original financial statements, which consist of unconsolidated balance sheet, unconsolidated statement of income, business report and proposed appropriation of retained earnings, and supplementary schedules, are written in Japanese. Supplementary schedules have been omitted in the accompanying financial statements.


              Board of Corporate Auditors' Report (Certified Copy)
                                  Audit Report

The Board of Corporate Auditors has prepared this Audit Report based on reports from each of the TMC Corporate Auditors on the auditing methods and results pertaining to the conduct of duties by the Directors of Toyota Motor Corporation during FY2003 extending from April 1, 2002 through March 31, 2003, and report as follows.

1. Overview of Corporate Auditors' Auditing Method
Based on auditing guidelines and the audit plan adopted by the Board, the Corporate Auditors obtained reports on operational matters from Directors and senior staff people who attended Directors' meetings and other important meetings. The Corporate Auditors also reviewed important documents, surveyed operations and assets at company head offices, production facilities, and business offices, and obtained reports from subsidiaries as needed.

In addition, the Corporate Auditors received reports and explanations from the accounting firm to review calculation documents and their attached statements.

With respect to "kyogyo torihiki" (competitive transactions) by Directors, profit-contradictory transactions between Directors and the company, the granting by the company of benefits without consideration, non-regular transactions with subsidiaries or shareholders, acquisition and disposal of treasury stock, and other transactions, the situation of these transactions was reviewed in detail when necessary as well as being subjected to the above mentioned auditing method.

2.    Result of Audit
(1) The auditing methods employed by the ChuoAoyama Audit Corporation, which was retained to conduct the audit, and the results of the audit are correct.
(2) The Business Review accurately represents the company's operating situation as required by law.
(3) The proposed appropriation of retained earnings is appropriate in light of the company's asset situation and other circumstances.
(4) The supporting materials accurately represent the content listed, and contain nothing contrary to provisions of law.
(5) The Directors engaged in no improprieties or violations of law or convention in their conduct of their duties including those duties in subsidiaries.

Our audit found no "kyogyo torihiki" by Directors, no profit-contradictory transactions between Directors and the company, no granting by the company of benefits without consideration, no non-regular transactions with subsidiaries or shareholders, no acquisition or disposal of treasury stock that violate Directors' duties.

May 7, 2003

                            Toyota Motor Corporation Board of Corporate Auditors
                                Full-time Corporate Auditor       Terukazu Inoue
                                Full-time Corporate Auditor Hideaki Miyahara Full-time Corporate Auditor Yoshiaki Muramatsu
                                Corporate Auditor              Yoshitoshi Toyoda
                                Corporate Auditor               Yasutaka Okamura
                                Corporate Auditor                   Hiromu Okabe

Note: Mr. Yoshitoshi Toyoda, Mr. Yasutaka Okamura and Mr. Hiromu Okabe satisfy the qualifications of outside corporate auditors as provided in Paragraph 1,
Article 18 of "Special Law of the Commercial Code Concerning the Audit, etc., of Joint Stock Corporations."

           Reference Documents Pertaining to Exercise of Voting Rights

1. Number of the voting rights of all the shareholders:               33,888,281

2. Proposed resolution and reference information


[Resolutions 1 to 8 Proposed by the Company]
Proposed resolutions 1 through 8 are TMC proposals.

Proposed Resolution 1: Approval of Proposed Appropriation of Retained Earnings for the FY2003 Term
The proposal calls for profit distribution as described in the appended document (p. 26).

TMC regards shareholders' return as one of our most important management goals, and we actively conduct the company's business in such a way as to solidify and enhance the well-being of the company as a whole. We hope to meet shareholders' expectations in terms of dividends, based on the principle of dividend consistency and giving overall consideration to company performance and payout ratio.

We would like to offer a dividend of 20 yen per share for year-end dividend.

Combined with the interim dividend, this will result in a total shareholder dividend for the fiscal year ended March 31, 2003 of 36 yen per share, representing a payout ratio of 19.8%.

Proposed Resolution 2: Amendment of the Articles of Incorporation
(Summary of the Proposed Resolution and Reason for the Amendment)

In conjunction with the coming into force of the Law Partially Revising the Commercial Code (Law no. 44 of 2002), the quorum requirements for special resolutions under Article 343 of the Commercial Code have been eased in order to form a quorum more steadily, and the necessary changes concerning the system for invalidation of stock certificates will also be made.

In addition, in conjunction with the introduction of a new management system centered on streamlining number of directors, introduction of the new positions of managing officers, and making the decision-making structure less vertical intended to increase the speed of managerial processes and operations, the number of directors will be reduced, the term of directors' office shortened, and the position of managing director eliminated.

The content of the proposed amendments appears below.

The provisions of Articles 13, 15, and 16 of the proposed revisions to the Articles of Incorporation will take effect at the close of this General Shareholders' Meeting.

                                                                                         (Amended parts are underlined.)
------------------------------------------------------------------------------------------------------------------------
                    Current Provisions                                        Proposed Amendment
------------------------------------------------------------------------------------------------------------------------
CHAPTER II.  SHARES                                         CHAPTER II.  SHARES
(Transfer Agent)                                            (Transfer Agent)
Article 6                                                   Article 6
    1.    (Omitted)                                             1.    (No change)
    2     (Omitted)                                             2.    (No change)
    3.    The register of shareholders (including the           3.    The register of shareholders (including the
          register of beneficial shareholders; hereinafter            register of beneficial shareholders; hereinafter
          the same interpretation being applicable) of the            the same interpretation being applicable) and the
          Corporation shall be kept at the office of the              register of lost stock certificates shall be kept
          transfer agent. The registration of the transfer            at the office of the transfer agent. The
          of shares, the purchase of shares constituting              registration of the transfer of shares, the
          less than one unit (tangen) and any other matters           purchase of shares constituting less than one unit
          related to the shares shall be handled by the               (tangen) and any other matters related to the
          transfer agent and not by the Corporation.                  shares shall be handed by the transfer agent and
                                                                      not by the Corporation.
------------------------------------------------------------------------------------------------------------------------
CHAPTER III.  GENERAL MEETINGS OF SHAREHOLDERS              CHAPTER III.  GENERAL MEETINGS OF SHAREHOLDERS
(Resolutions)                                               (Resolutions)
Article 10                                                  Article 10
    1.   (Omitted)                                              1.   (No change)
    2.   (Newly established)                                    2.   Special  resolutions  as specified by Article
                                                                     343 of the Commercial Code shall be passed by
                                                                     not less than two-thirds of the voting rights
                                                                     held by the attending  shareholders  who hold
                                                                     not less than  one-third of the voting rights
                                                                     of all shareholders.
------------------------------------------------------------------------------------------------------------------------

                                                                                            (Amended parts are underlined.)
---------------------------------------------------------------------------------------------------------------------------
                    Current Provisions                                        Proposed Amendment
---------------------------------------------------------------------------------------------------------------------------
CHAPTER IV.  DIRECTORS AND BOARD OF DIRECTORS                 CHAPTER IV.  DIRECTORS AND BOARD OF DIRECTORS
(Number of Directors)                                         (Number of Directors)
Article 13                                                    Article 13
         The  Corporation  shall  have no more than sixty            The  Corporation   shall  have  no  more  than
         (60) Directors.                                             thirty (30) Directors.

  (Term of Office of Directors)                               (Term of Office of Directors)
  Article 15                                                  Article 15
      1.   The term of office of Directors shall expire at        1.   The term of office of Directors shall expire at the
           the closing of the ordinary general meeting of              closing of the ordinary general meeting of
           shareholders to be held for the last fiscal year            shareholders to be held for the last fiscal year of
           of the Corporation ending within two (2) years              the Corporation ending within one (1) year after
           after their assumption of office.                           their assumption of office.
      2.   (Omitted)                                              2.   (No change)

                                                              (Representative Directors and Executive Directors)
  (Representative Directors and Executive Directors)          Article 16
  Article 16                                                      1.   (No change)
      1.   (Omitted)                                              2.   The Corporation may, by a resolution of the Board
      2.   The Corporation may, by a resolution of the Board           of Directors, appoint one Chairman of the Board,
           of Directors, appoint one Chairman of the Board,            one President and one or more Vice Chairmen of the
           one President and one or more Vice Chairmen of              Board, Executive Vice Presidents and Senior
           the Board, Executive Vice Presidents, Senior                Managing Directors.
           Managing Directors and Managing Directors.

---------------------------------------------------------------------------------------------------------------------------

Proposed Resolution 3: Election of 27 Directors

All the Directors will resign at the end of this shareholders' meeting due to the introduction of the new management system. Accordingly, please elect a total of 27 Directors. The candidates for Directors are as follows:


Following are the nominees

-----------------------------------------------------------------------------------------------------------------------------------
 no.        Name              Main occupation                   Brief career summary                                    No. of TMC
        (birth date)                                                                                                   shares owned
-----------------------------------------------------------------------------------------------------------------------------------
1       Hiroshi Okuda        TMC Chairman          Apr.   1955     Joined Toyota Motor Sales Co., Ltd.                    64,963
        (12/29/1932)                               Jul.   1982     TMC Director
                                                   Sep.   1987     TMC Managing Director
                                                   Sep.   1988     TMC Senior Managing Director
                                                   Sep.   1992     TMC Executive Vice President
                                                   Aug.   1995     TMC President
                                                   Jun.   1999     TMC Chairman
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1956     Joined TMC
                                                   Sep.   1984     TMC Director
        Iwao Isomura                               Sep.   1988     TMC Managing Director
2       (12/21/1932)         TMC Vice Chairman     Sep.   1990     TMC Senior Managing Director                           20,300
                                                   Sep.   1992     TMC Executive Vice President
                                                   Jun.   1996     TMC Vice Chairman
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1960     Joined TMC
                                                   Sep.   1988     TMC Director
        Kosuke Ikebuchi                            Sep.   1994     TMC Managing Director
3       (3/4/1937)           TMC Vice Chairman     Jun.   1996     TMC Senior Managing Director                           15,080
                                                   Jun.   1999     TMC Executive Vice President
                                                   Jun.   2001     TMC Vice Chairman
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1960     Joined TMC
                                                   Sep.   1988     TMC Director
                                                   Dec.   1988     Toyota Motor Manufacturing,
                                                                   U.S.A., Inc. President
        Fujio Cho                                  Sep.   1994     TMC Managing Director
4       (2/2/1937)           TMC President         Oct.   1994     Retired from Toyota Motor Manufacturing,               25,105
                                                                   U.S.A., Inc.
                                                   Jun.   1996     TMC Senior Managing Director
                                                   Jun.   1998     TMC Executive Vice President
                                                   Jun.   1999     TMC President
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1968     Joined TMC
                                                   Sep.   1991     TMC Director
5       Akihiko Saito        TMC Executive Vice    Jun.   1996     TMC Managing Director
        (7/24/1940)          President (General    Jun.   1998     TMC Senior Managing Director                         116,757
                             Manager, Design       Jun.   2001     TMC Executive Vice President
                             Center)               (Non-TMC Executive Duties)
                                                   Executive Vice President of Calty Design
                                                                   Research, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 no.        Name              Main occupation                   Brief career summary                                    No. of TMC
        (birth date)                                                                                                   shares owned
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1962     Joined TMC
                                                   Sep.   1992     TMC Director
                                                   Jun.   1997     TMC Managing Director
                                                   Jun.   1999     TMC Senior Managing Director
6       Ryuji Araki          TMC Executive         Jun.   2001     TMC Executive Vice President                         108,293
        (1/29/1940)          Vice President        (Non-TMC Executive Duties)
                                                   Chairman of Toyota Finance Corporation
                                                   Chairman of Toyota Finance Finland Oy
                                                   Chairman of Toyota Credit Canada Inc.
                                                   Chairman of Toyota Financial Services (UK) PLC
                                                   Chairman of Toyota Finance Australia Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Mar.   1964     Joined Toyota Motor Sales Co., Ltd.
                                                   Sep.   1992     TMC Director
                                                   Jun.   1996     Toyota Motor Sales, U.S.A. Inc.
                                                                   President
7       Yoshio Ishizaka      TMC Executive         Jun.   1999     Retired from Toyota Motor Sales, U.S.A.               12,310
        (1/9/1940)           Vice President                        Inc.
                                                   Jun.   1999     TMC Senior Managing Director
                                                   Jun.   2001     TMC Executive Vice President
                                                   (Non-TMC Executive Duties)
                                                   Chairman of Toyota Motor Marketing Europe S.A./N.V.
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1963     Joined TMC
                                                   Sep.   1992     TMC Director
                                                   Jun.   1997     TMC Managing Director
                                                   Jun.   1999     TMC Senior Managing Director
                                                   Jun.   2001     TMC Executive Vice President
8       Kosuke Shiramizu     TMC Executive         (Non-TMC Executive Duties)                                             10,000
        (8/28/1940)          Vice President        Chairman of Toyota Motor Technical Center (China)
                                                                   Co., Ltd.
                                                   Chairman of Tianjin Toyota Forging Co., Ltd.
                                                   Chairman of Tianjin Fengjin Autoparts Co., Ltd.
                                                   Vice Chairman of Tianjin Toyota Motor Engine Co., Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr. 1964 Joined TMC
                                                   Sep. 1992 TMC Director
                                                   Jun. 1997
                                                   TMC Managing Director
9       Katsuaki Watanabe    TMC Executive         Jun.   1999     TMC Senior Managing Director                           12,171
        (2/13/1942)          Vice President        Jun.   2001     TMC Executive Vice President
                                                   (Non-TMC Executive Duties)
                                                   Vice Chairman of Gamagori Marine Development Co., Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1964     Joined Toyota Motor Sales Co., Ltd.
                                                   Sep.   1994     TMC Director
                                                   Jun.   1997     Retired from TMC Director
        Kazushi Iwatsuki     TMC Executive         Jun.   1997     Osaka Toyopet Co., Ltd. President
10      (6/26/1941)          Vice President        Jun.   1999     Retired from Osaka Toyopet Co., Ltd.                   12,110
                                                                   President
                                                   Jun.   1999     TMC Senior Managing Director
                                                   Jun.   2001     TMC Executive Vice President
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 no.        Name              Main occupation                   Brief career summary                                    No. of TMC
        (birth date)                                                                                                   shares owned
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1968     Joined TMC
                                                   Jun.   1995     TMC Director
                                                   Jun.   1999     TMC Managing Director
11      Yasuhito Yamauchi    TMC Senior Managing   Jun.   2001     TMC Senior Managing Director                           10,936
        (1/2/1942)           Director              (Non-TMC Executive Duties)
                                                   Chairman of Siam Toyota Manufacturing Co., Ltd.
                                                   President of TERRA Corporation
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1965     Joined TMC
        Zenji Yasuda         TMC Senior Managing   Jun.   1996     TMC Director
12      (4/19/1942)          Director              Jun.   1999     TMC Managing Director                                  22,675
                                                   Jun.   2001     TMC Senior Managing Director
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1965     Joined TMC
        Takashi Kamio        TMC Senior Managing   Jun.   1996     TMC Director
13      (11/27/1942)         Director              Jun.   1999     TMC Managing Director                                  15,100
                                                   Jun.   2001     TMC Senior Managing Director
-----------------------------------------------------------------------------------------------------------------------------------
                             TMC Senior Managing   Apr.   1967     Joined TMC
                             Director              Jun.   1996     TMC Director
14      Hiroyuki Watanabe    (Fuel Cell            Jun.   1999     TMC Managing Director                                   6,315
        (3/4/1943)           Development Center    Jun.   2001     TMC Senior Managing Director
                             General Manager)
-----------------------------------------------------------------------------------------------------------------------------------
15      Katsuhiro Nakagawa   TMC Senior Managing   Apr.   1965     Joined Ministry of International Trade                  7,000
        (3/11/1942)          Director                              and Industry
                                                   Jul.   1997     Ministry of International Trade and
                                                                   Industry Vice-Minister for International
                                                                   Affairs
                                                   Jun.   1998     Retired from Ministry of International
                                                                   Trade and Industry Vice-Minister for
                                                                   International Affairs
                                                   Jun.   2001     TMC Managing Director
                                                   Jun.   2002     TMC Senior Managing Director
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1966     Joined Toyota Motor Sales Co., Ltd.
                                                   Jun.   1996     TMC Director
                                                   Jun.   2001     TMC Managing Director
16      Akio Matsubara       TMC Managing          (Non-TMC Executive Duties)
        (1/12/1942)          Director              President of OJT Solutions, Inc.                                       14,044
                                                   President of Toyota Personnel Support Corporation
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1966     Joined TMC
                             TMC Managing          Jun.   1996     TMC Director
                             Director              Jun.   2001     TMC Managing Director
17      Tokuichi Uranishi    (Europe & Africa      (Non-TMC Executive Duties)                                             15,333
        (5/3/1942)           Operations Center     Vice Chairman of Bauda A/S
                             General Manager)      Vice Chairman of Toyota Norge AS
                                                   Chairman of Toyota Nordic A/S
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1967     Joined TMC
                             TMC Managing          Jun.   1996     TMC Director
                             Director (Component   Jun.   2001     TMC Managing Director
18      Kazuo Okamoto        & System              (Non-TMC Executive Duties)                                             11,264
        (2/20/1944)          Development Center    Vice Chairman of Toyota Motor Technical Center (China)
                             General Manager)                      Co., Ltd.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 no.        Name              Main occupation                   Brief career summary                                    No. of TMC
        (birth date)                                                                                                   shares owned
-----------------------------------------------------------------------------------------------------------------------------------
                             TMC Managing          Apr.   1967     Joined Toyota Motor Sales Co., Ltd.
                             Director              Jun.   1997     TMC Director
19      Kyoji Sasazu         (Vista channel        Jun.   2001     TMC Managing Director                                  12,092
        (6/11/1944)          Operations Center
                             General Manager)
-----------------------------------------------------------------------------------------------------------------------------------
                             TMC Managing          Apr.   1968     Joined TMC
        Mitsuo Kinoshita     Director              Jun.   1997     TMC Director
20      (1/1/1946)           (Tahara Plant         Jun.   2001     TMC Managing Director                                  10,070
                             General Manager)
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1967     Joined TMC
                             TMC Managing          Jun.   1998     TMC Director
                             Director              Jun.   1998     Toyota Motor Manufacturing North America,
21      Teruyuki Minoura     (Global Purchasing                    Inc. President                                          6,116
        (10/5/1943)          Center General        Jun.   2002     Retired from Toyota Motor Manufacturing
                             Manager)                              North America, Inc. President
                                                   Jun.   2002     TMC Managing Director
-----------------------------------------------------------------------------------------------------------------------------------
                             TMC Managing          Apr.   1969     Joined TMC                                             10,464
                             Director              Jun.   1998     TMC Director
22      Takeshi Uchiyamada   (Vehicle              Jun.   2001     TMC Managing Director
        (8/17/1946)          Development Center1
                             General Manager)
-----------------------------------------------------------------------------------------------------------------------------------
23      Masatami Takimoto    TMC Managing          Apr.   1970     Joined TMC                                             10,100
        (1/13/1946)          Director              Jun.   1999     TMC Director
                                                   Jun.   2002     TMC Managing Director
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1984     Joined TMC
                                                   Jun.   2000     TMC Director
                             TMC Managing          Jun.   2002     TMC Managing Director
                             Director              (Non-TMC Executive Duties)
                             (Asia & China         President of Gazoo Media Service Co.
24      Akio Toyoda          Operations Center     Chairman of Toyota Motor Asia Pacific Pte. Ltd.                       529,891
        (5/3/1956)           General Manager /     Chairman of Toyota Motor (China) Ltd.
                             e-TOYOTA Div.         Chairman of Toyota Motor Vietnam Co., Ltd.
                             General Manager)      Vice Chairman of Tianjin Toyota Motor Co., Ltd.
                                                   Chairman of Toyota Motor (China) Investment Co., Ltd.
                                                   Vice President of Sichuan Toyota Motor Co., Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Jul.   1952     Joined TMC
                                                   Jul.   1952     TMC Director
                                                   Jan.   1961     TMC Managing Director
                                                   Oct.   1967     TMC Senior Managing Director
                                                   Dec.   1972     TMC Executive Vice President
                                                   Jun.   1981     TMC Director
                             TMC Honorary          Jun.   1981     Toyota Motor Sales Co., Ltd. President
25      Shoichiro Toyoda     Chairman and          Jul.   1982     TMC President                                      15,136,193
        (2/27/1925)          Director              Sep.   1992     TMC Chairman
                                                   Jun.   1999     TMC Honorary Chairman and Director
                                                   (Non-TMC Executive Duties)
                                                   Director of Toyota Central Research & Development
                                                                   Laboratories, Inc.
                                                   Director of Genesis Research Institute, Inc.
                                                   Chairman of Towa Real Estate Co., Ltd.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 no.        Name              Main occupation                   Brief career summary                                    No. of TMC
        (birth date)                                                                                                   shares owned
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1968     Joined Toyota Motor Sales Co., Ltd.
                                                   Jun.   1997     TMC Director
                                                   Jun.   1999     Toyota Motor Sales, U.S.A., Inc. President
                             TMC Director          (Non-TMC Executive Duties)
26      Yoshimi Inaba        (Toyota Motor         President of Toyota Motor Sales, U.S.A., Inc.                          15,000
        (2/24/1946)          Sales, U.S.A., Inc.   President of Toyota Logistics Services, Inc.
                             President)            Chairman of Quality Port
                                                   Processors, Inc. Vice
                                                   President of Calty Design
                                                   Research, Inc. President of
                                                   TMS Mexico Investment, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1977     Joined TMC
                                                   Jun.   1998     TMC Director
                                                   Jun.   2001     TMC Managing Director
                                                   Sep.   2001     TMC Director
                                                   Sep.   2001     Toyota Motor Europe Manufacturing S.A. President
                             TMC Director          Apr.   2002     Toyota Motor Europe S.A. /N.V. President
27                           (Toyota Motor         Jul.   2002     Toyota Motor Europe Manufacturing S.A.
                             Engineering                           /N.V. was renamed to Toyota Motor
                             Manufacturing Europe                  Engineering & Manufacturing Europe S.A. /N.V.
        Shuhei Toyoda        S.A. /N.V.            (Non-TMC Executive Duties)
        (6/25/1947)          President / Toyota    President of Toyota Motor Engineering & Manufacturing
                             Motor Europe                          Europe S.A. /N.V.                                     222,207
                             S.A./N.V. President)  Chairman of Toyota Motor Manufacturing (UK) Ltd.
                                                   President of Toyota Motor Europe S.A./N.V.
                                                   Chairman of Toyota Motor Manufacturing Turkey Inc.
                                                   Chairman of Toyota Motor Industries Poland  Sp. zo. o.
-----------------------------------------------------------------------------------------------------------------------------------

Note: There are no special interests between each nominee and the company.

Proposed Resolution 4: Election of 6 Corporate Auditors

The four Corporate Auditors, Mr. Terukazu Inoue, Mr. Hideaki Miyahara, Mr. Yoshitoshi Toyoda and Mr. Yasutaka Okamura, will retire upon the expiration of their term of office at the end of this shareholders' meeting and Corporate Auditor Mr. Yoshiaki Muramatsu will resign at the end of this shareholders' meeting. Accordingly, please elect six new Corporate Auditors. The proposal of this resolution at this Ordinary General Shareholders' Meeting is being made with the agreement of the Board of Corporate Auditors.

Following is the nominee

-----------------------------------------------------------------------------------------------------------------------------------
 no.        Name              Main occupation                   Brief career summary                                    No. of TMC
        (birth date)                                                                                                   shares owned
-----------------------------------------------------------------------------------------------------------------------------------
1       Hideaki Miyahara     TMC Full-time         Apr.   1965     Joined Toyota Motor Sales Co., Ltd.                    19,600
                                                   Jun.   1996     TMC Director
                                                   Jun.   1999     TMC Managing Director
        (7/20/1942)          Corporate Auditor     Jun.   2000     TMC Full-time Corporate Auditor
-----------------------------------------------------------------------------------------------------------------------------------
                                                   May    1992     The Supreme Public Prosecutors Office
                                                                   Public Prosecutor General
        Yasutaka Okamura                           Dec.   1993     Retired from the Supreme Public Prosecutors
2       (6/13/1929)          Lawyer                                Office Public Prosecutor General                            0
                                                   Feb.   1994     Registered as a Lawyer
                                                   Jun.   1997     TMC Corporate Auditor
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1978     The University of Tokyo School of
                                                                   Engineering Professor
                             Assistant Director,   Mar.   1995     Retired from the University of Tokyo School
        Yoichi Kaya          Research Institute                    of Engineering Professor
3       (5/18/1934)          of Innovative                         The University of Tokyo Honorary Professor                  0
                             Technology for the    Apr.   1995     Keio University Graduate School Professor
                             Earth                 Apr.   1998     Research Institute of Innovative Technology
                                                                   for the Earth Assistant Director
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1968     Joined Toyoda Automatic Loom Works, Ltd.
                                                   Jun.   1986     Toyoda Automatic Loom Works, Ltd. Director
                                                   Jun.   1989     Toyoda Automatic Loom Works, Ltd. Managing
                                                                   Director
                                                   Jun.   1993     Toyoda Automatic Loom Works, Ltd. Senior
                             President of Toyota                   Managing Director
4       Tadashi Ishikawa     Industries            Jun.   1997     Toyoda Automatic Loom Works, Ltd. Vice                  3,000
        (10/11/1941)         Corporation                           President
                                                   Jun.   1999     Toyoda Automatic Loom Works, Ltd. President
                                                   Aug.   2001     Toyoda Automatic Loom Works, Ltd. was
                                                                   renamed to Toyota Industries Corporation
                                                   (Non-TMC Executive Duties)
                                                   President of Toyota Industries Corporation
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 no.        Name              Main occupation                   Brief career summary                                    No. of TMC
        (birth date)                                                                                                   shares owned
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1974     Joined TMC
                                                   Jan.   1996     Myochi Plant Foundry Div. General Manager
5       Yoshiro Hayashi      General Manager,      Jan.   1998     Tahara Plant Manufacturing Div. III General             5,000
        (7/2/1948)           TQM Promotion Div.                    Manager
                                                   Jan.   1999     TMC TQM Promotion Div. General Manager
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Apr.   1972     Joined Toyota Motor Sales Co., Ltd.                     5,000
                                                   Jan.   1997     TMC Finance Div. Financial Planning &
                                                                   Insurance Dept. General Manager
6       Chiaki Yamaguchi     Toyota Finance        Jan.   1998     TMC Finance Div. Funds & Foreign Exchange
        (12/25/1949)         Corporation                           Management Dept. General Manager
                                                   May    1998     Seconded to Toyota Motor Sales, U.S.A., Inc.
                                                   Apr.   2001     Seconded to Toyota Financial Services
                                                                   Corporation
                                                   Jun.   2001     Toyota Finance Corporation Senior Managing
                                                                   Director
-----------------------------------------------------------------------------------------------------------------------------------

Note1:   There are no special interests between each nominee and the company.
Note2: Of the nominees above, Mr. Yasutaka Okamura, Mr. Yoichi Kaya and Mr. Tadashi Ishikawa satisfy the qualifications of outside corporate auditors as provided in Paragraph 1, Article 18 of "Special Law of the Commercial Code Concerning the Audit, etc., of Joint Stock Corporations."

Proposed Resolution 5: Issue of Stock Acquisition Rights without Consideration to Directors, Managing Officers and Employees, etc., of Toyota Motor Corporation and its Affiliates

Pursuant to Article 280-20 and Article 280-21 of the Commercial Code, we ask for authorization to issue Stock Acquisition Rights without consideration, for the purpose of granting stock options, to directors, managing officers and employees, etc., of TMC and its affiliates in accordance with the following terms and conditions.

1.   Reason for Issue of Stock Acquisition Rights without Consideration

     TMC will issue rights ("Stock Acquisition Rights") to subscribe for or purchase shares of TMC to Directors, Managing Officers and employees, etc., of TMC and its affiliates in order to enhance enthusiasm and raise morale for improving business performance and thereby contribute to strengthen TMC's international competitiveness.

2.   Summary of Terms of Issue of Stock Acquisition Rights

   (1)   Grantees of the Stock Acquisition Rights

         Directors, Managing Officers and employees, etc., of TMC and its affiliates.

   (2) Class and Number of Shares to be Issued or Transferred upon Exercise of Stock Acquisition Rights

         Up to 2,300,000 shares of common stock of TMC.

         Provided, however, that if the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right is adjusted in accordance with (3) below, such number of shares to be issued or transferred shall be adjusted to the number obtained by multiplying the number of shares after adjustment by the total number of Stock Acquisition Rights to be issued.

   (3)   Total Number of Stock Acquisition Rights to be Issued

         Up to 23,000
         The number of shares to be issued or transferred upon exercise of one Stock Acquisition Right shall be 100; provided, however, that if TMC splits or consolidates its shares, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right shall be adjusted according to the following formula.

         Number of shares after   =   Number of shares    x   Ratio of split
              adjustment              before adjustment       (or consolidation)

         The adjustment above shall be made only to those remain unexercised at the relevant time. If any fraction less than one (1) share arises as a result of such adjustment, such fraction shall be discarded.

   (4)   Issue Price of Stock Acquisition Rights

         No consideration shall be paid at the time of issuance of the Stock Acquisition Rights.

   (5)   Amount to be Paid upon Exercise of Stock Acquisition Rights

         The amount to be paid per share issued or transferred upon exercise of each Stock Acquisition Right (the "Exercise Price") shall be as follows.

         The amount obtained by multiplying the closing price of the TMC's common stock in regular trading on the Tokyo Stock Exchange on the issue date of the Stock Acquisition Rights (if there is no transaction made on that day, then the closing price of the latest date prior to the issue date of the Stock Acquisition Rights on which a transaction was made) by 1.025, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen. In addition, the Exercise Price shall be adjusted as follows:


         (i) If TMC splits or consolidates its shares after the issue date of the Stock Acquisition Rights, the Exercise Price shall be adjusted according to the following formula, and any fraction less than one
              (1) yen arising therefrom shall be rounded up to the nearest one
              (1) yen.

              Exercise Price    =    Exercise Price      x            1
             after adjustment       before adjustment         ------------------
                                                                Ratio of split
                                                              (or consolidation)

         (ii) If new shares are issued or treasury stock is sold at a price below the market price after the issue date of the Stock Acquisition Rights, the Exercise Price shall be adjusted according to the following formula, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen. However, no adjustment shall be made in case of the exercise of Stock Acquisition Rights, transfer of treasury stock in accordance with a resolution of past Ordinary General Shareholders' Meetings pursuant to Paragraph 2, Article 210-2 of the former Commercial Code or exercise of the outstanding rights to subscribe for new shares.

                                                                                    Amount to be
                                                               Number of shares  X      paid
 Exercise Price      Exercise Price        Number of       +     newly issued        per share
after adjustment = before adjustment   outstanding shares     -----------------------------------
                                      X                                    Market price
                                       ----------------------------------------------------------
                                           Number of              Number of shares increased by
                                       outstanding shares    +    issue of new shares


              "Number of outstanding shares" provided for in the above formula does not include the number of shares held by TMC as treasury stock and in the case where the treasury stock is to be sold "Number of shares newly issued" shall be read as "Number of shares of treasury stock to be sold."

         (iii)In the case of a merger with any other company, corporate split or capital reduction of TMC, or in any other case similar thereto where an adjustment shall be required, in each case after the issue date of the Stock Acquisition Rights, the adjustment shall be made appropriately to the extent reasonable.

   (6)   Exercise Period of the Stock Acquisition Rights

         From August 1, 2005 to July 31, 2009

   (7)   Conditions of Exercise of Stock Acquisition Rights

         (i) Each Stock Acquisition Right may not be partially exercised.

         (ii) The grantees of the Stock Acquisition Rights must, at the time of exercise of such rights, be a Director, Managing Officer or an employee, etc., of TMC or its affiliate of which he/she holds such position at the time such right is granted, unless he/she voluntarily retires, retires due to attaining retirement age or change in employment, during the exercise period provided in (6) above.

         (iii) Stock Acquisition Rights may not be inherited.

         (iv) Other exercise conditions shall be provided for by the resolution of the Ordinary General Shareholders' Meeting of this year and the resolution of a meeting of the Board of Directors.

   (8)   Events and Conditions of Cancellation of Stock Acquisition Rights

         (i) Stock Acquisition Rights may be cancelled without consideration upon approval by a General Shareholders' Meeting of an agendum on a merger agreement in which TMC is a company to be dissolved, or an agendum on a share exchange agreement or a share transfer by which TMC will become a wholly-owned subsidiary of another company.

         (ii) TMC may cancel the Stock Acquisition Rights without consideration if a grantee of the Stock Acquisition Rights becomes no longer qualified to exercise such rights pursuant to the provision provided for in (7) above.

   (9)   Restriction on Transfer of Stock Acquisition Rights

         Transfer of Stock Acquisition Rights shall be subject to an approval of the Board of Directors.

Proposed Resolution 6: Amendment to the Conditions of Exercise of the Rights of Stock Options Due to the Introduction of the New Management System

As measures in conjunction with the introduction of the New Management System, your approval is sought for partial amendments to be made to already approved Proposed Resolution 5 of FY2000 Ordinary General Shareholders' Meeting on June 28, 2000, Proposed Resolution 4 of FY2001 Ordinary General Shareholders' Meeting on June 27, 2001 and Proposed Resolution 5 of FY2002 Ordinary General Shareholders' Meeting on June 26, 2002.

Sections and the details of the proposed amendments of each resolution follow. (Amendments are underlined.)


FY2000 Ordinary General Shareholders' Meeting which was held on June 28, 2000
     Proposed Resolution 5: Acquisition of treasury shares for award to Toyota Directors

(preceding text omitted)

(7) Conditions on the Exercise of Options
     (7-1) Cases of retirement or death of eligible Director will be handled as follows:

(Before)
        - Retirement: The options granted to the Director may be exercised for up to 6 months following his/her retirement.
        - Death: The options granted to the Director shall become void at the time of death.

(After)
        - Retirement: The options granted to the Director may be exercised not beyond 6 months following his/her retirement. However, in the case where a Director assumes the office of Managing Officer, or a Managing Officer assumes the office of Director, immediately after his/her voluntary retirement from the original office, this move will not be deemed as retirement.
        - Death: The options granted to the Director shall become void at the time of death.

(successive text omitted)


FY2001 Ordinary General Shareholders' Meeting which was held on June 27, 2001
     Proposed Resolution 4: Acquisition of Treasury Shares to be Awarded to
                            Toyota Directors and Employees

(preceding text omitted)

(7) Conditions on the Exercise of Options
     (7-1) Cases of Directors' retirement, employees' mandatory retirement, employment transfer or death of the recipients provided for in (1) above will be handled as follows:

(Before)
        - Directors' retirement, employees' mandatory retirement and employment transfer: The options granted to the recipients may be exercised for up to 6 months following his/her retirement, mandatory retirement and employment transfer.
        - Death: The options granted to the recipients shall become void at the time of his/her death.

(After)
        - Directors' retirement, employees' mandatory retirement and employment transfer: The options granted to the recipients may be exercised not beyond 6 months following his/her retirement, mandatory retirement and employment transfer. However, in the case where a Director assumes the office of Managing Officer, or a Managing Officer assumes the office of Director, immediately after his/her voluntary retirement from the original office, this move will not be deemed as retirement.
        - Death: The options granted to the recipients shall become void at the time of his/her death.


(successive text omitted)


FY2002 Ordinary General Shareholders' Meeting which was held on June 26, 2002
     Proposed Resolution 5: Issue of Share Acquisition Rights without
                            Consideration to Directors and Employees, etc., of Toyota Motor Corporation and its Affiliates

(preceding text omitted)

(6)  Conditions of Exercise of Share Acquisition Rights
     (i) Upon voluntary retirement, age limit retirement, employment transfer or death of a grantee of the Share Acquisition Right, the exercise of such right will be handled as follows:

(Before)
        - In the case of voluntary retirement, age limit retirement or employment transfer: the rights granted to the grantee will be exercisable for up to 6 months following his/her voluntary retirement, age limit retirement or employment transfer.
        - In the case of death: the rights granted to the grantee shall become void at the time of his/her death.

(After)
        - In the case of voluntary retirement, age limit retirement or employment transfer: the rights granted to the grantee will be exercisable not beyond 6 months following his/her voluntary retirement, age limit retirement or employment transfer. However, in the case where a Director assumes the office of Managing Officer, or a Managing Officer assumes the office of Director, immediately after his/her voluntary retirement from the original office, this move will not be deemed as retirement.
        - In the case of death: the rights granted to the grantee shall become void at the time of his/her death.

(successive text omitted)

Proposed Resolution 7: Repurchase of Shares

In order to improve capital efficiency and to implement flexible capital policies in accordance with the business environment, we ask for authorization to repurchase shares of TMC common stock, up to 150 million shares and to a maximum value of 400 billion yen, based on provisions of Article 210 of the Commercial Code, with the acquisition to occur between the conclusion of this Ordinary General Shareholders' Meeting and the conclusion of the next Ordinary General Shareholders' Meeting.



Proposed Resolution 8: Award of Bonus Payments to Retiring Directors and
                       Corporate Auditors

In order to compensate the hard work of the 31 Directors and 3 Corporate Auditors who are resigning or retiring upon the expiration of their term of office at the conclusion of this Ordinary General Shareholders' Meeting, and following TMC's standards, a bonus of an amount within the standards will be presented. The actual amount, time, and method of presentation etc, will be decided by the Board of Directors and the Board of Corporate Auditors respectively.

The following is the brief career summary of the Directors and Corporate
Auditors.

--------------------------------------------------------------------------------
             Name                              Brief career summary
--------------------------------------------------------------------------------
Noritaka Shimizu              Sep.    1990     TMC Director
                              Jun.    1996     TMC Managing Director
                              Jun.    1998     TMC Senior Managing Director
                              Jun.    1999     TMC Executive Vice President
--------------------------------------------------------------------------------
Yoshio Uesaka                 Sep.    1990     TMC Director
                              Jun.    1996     TMC Managing Director
                              Jun.    1998     TMC Senior Managing Director
                              Jun.    2001     TMC Executive Vice President
--------------------------------------------------------------------------------
Tsutomu Tomita                Jun.    1996     TMC Director
                              Jun.    2001     TMC Managing Director
--------------------------------------------------------------------------------
Yoshito Kato                  Jun.    1996     TMC Director
                              Jun.    2001     TMC Managing Director
--------------------------------------------------------------------------------
Shoji Kondo                   Jun.    1997     TMC Director
                              Jun.    2001     TMC Managing Director
--------------------------------------------------------------------------------
Toshio Mizushima              Jun.    1998     TMC Director
                              Jun.    2001     TMC Managing Director
--------------------------------------------------------------------------------
Yasuhiko Fukatsu              Jun.    1998     TMC Director
                              Jun.    2001     TMC Managing Director
--------------------------------------------------------------------------------
Toshiaki Taguchi              Sep.    1994     TMC Director
                              Jun.    1998     TMC Managing Director
                              Jun.    1999     TMC Senior Managing Director
                              Jan.    2000     TMC Director
                              Jan.    2000     Toyota Motor North America, Inc.
                                               President
--------------------------------------------------------------------------------
Shokichi Yasukawa             Jun.    1999     TMC Director
--------------------------------------------------------------------------------
Tetsuo Hattori                Jun.    1999     TMC Director
--------------------------------------------------------------------------------
Hiroaki Yoshida               Jun.    1999     TMC Director
--------------------------------------------------------------------------------
Kiyoshi Nakanishi             Jun.    2000     TMC Director
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Name                              Brief career summary
--------------------------------------------------------------------------------
Yukitoshi Funo                Jun.    2000     TMC Director
--------------------------------------------------------------------------------
Takeshi Suzuki                Jun.    2000     TMC Director
--------------------------------------------------------------------------------
Atsushi Niimi                 Jun.    2000     TMC Director
--------------------------------------------------------------------------------
Hajime Wakayama               Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Hiroshi Takada                Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Teiji Tachibana               Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Shinichi Sasaki               Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Kazutoshi Minami              Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Shin Kanada                   Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Hironobu Ono                  Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Akira Okabe                   Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Yoshio Shirai                 Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Yoichiro Ichimaru             Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Shoji Ikawa                   Jun.    2001     TMC Director
--------------------------------------------------------------------------------
Masuji Arai                   Jun.    2002     TMC Director
--------------------------------------------------------------------------------
Koichi Ina                    Jun.    2002     TMC Director
--------------------------------------------------------------------------------
Yoshikazu Amano               Jun.    2002     TMC Director
--------------------------------------------------------------------------------
Shinichi Kawashima            Jun.    2002     TMC Director
--------------------------------------------------------------------------------
Kunio Komada                  Jun.    2002     TMC Director
--------------------------------------------------------------------------------
Terukazu Inoue                Sep.    1986     TMC Director
                              Sep.    1991     TMC Managing Director
                              Sep.    1996     TMC Full-time Corporate Auditor
--------------------------------------------------------------------------------
Yoshiaki Muramatsu            Jun.    2001     TMC Full-time Corporate Auditor
--------------------------------------------------------------------------------
Yoshitoshi Toyoda             Sep.    1982     TMC Corporate Auditor
--------------------------------------------------------------------------------

[Resolutions 9 to 11 Proposed by Shareholders]
Proposed resolutions 9 through 11 are shareholder proposals. The number of votes held by the proposing shareholders' (24 persons) is 1,004.


Proposed Resolution 9: Proposed Appropriation of Retained Earnings

(Summary of Proposal)
1. Content of Proposal
The proposed resolution concerns appropriation of retained earnings through the payment of a dividend of 34 yen per share for the term ending March 2003. As an interim dividend of 16 yen per share was paid in September 2002, the total dividend for the year would be 50 yen per share.

2. Reasons for the Proposal
Under the principles of management that emphasizes shareholders' interests, when the company realizes substantial profits, it must pay to its shareholders' appropriate dividends. The payment of low dividends may be considered as ignoring stockholder interests. Management that emphasizes shareholders' interests is essential from the perspective of corporate governance. The dividend payout ratio is proposed based on these principles.

Over the past seven years, TMC's dividends per share have been 19 yen to 28 yen on an annual basis, and the dividend payout ratio has been in the 21.5% to 32.5% range. For more than 20 years, the dividend payout ratio of publicly traded companies in Japan (excluding companies in the financial and insurance sectors) has been more than 30%. Considering that TMC's financial results for the current fiscal year saw a substantial increase in profits, it would not be a hardship for TMC to pay dividends in the range of 30% of publicly announced forecasted unconsolidated profits. For these reasons, the shareholders' ask that the company pay an annual dividend this fiscal year of 50 yen per share (including a year-end dividend of 34 yen per share).


The opinion of the Board of Directors concerning the proposed shareholder resolution

The Board of Directors is opposed to this resolution.
Based on the principle of dividend consistency and giving overall consideration to company performance and the payout ratio, the Board's proposal concerning the appropriation of retained earnings is as set forth in proposed resolution 1 described on page 29.

Proposed Resolution 10: Amendment of the Articles of Incorporation (Part 1)

(Summary of Proposal)
1. Content of Proposal
Article 9 of the current Articles of Incorporation provide that "the ordinary general meeting of shareholders of the Corporation shall be convened in June of each year. Extraordinary general meetings of shareholders shall be called whenever necessary." The following language shall be added to this provision:
"When setting the date for a general meeting of shareholders, it shall be set for a date and time that promotes attendance by a large number of shareholders (i.e. days on which numerous other companies hold their shareholders' meetings shall be avoided and Saturdays and Sundays shall be considered)."

2. Reasons for the Proposal
At general shareholders' meetings, not only are decisions made on fundamental matters, the appropriation of retained earning approved, and Directors elected, it is also a forum for management to meet and discuss matters with shareholders. In light of this, general shareholders' meetings must be held on days and at times that allow for the attendance of as large a number of shareholders as possible.

Nonetheless, TMC has always held general shareholders' meeting in late June on days that numerous other companies hold their general shareholders' meetings or at around the same time. Although this practice was necessary at one time as a special measure against corporate racketeers, under current conditions it makes it difficult for individual shareholders to attend meetings and limits exchanges of opinions between management and shareholders and causes various adverse effects. As a world-leading company, holding general shareholders' meetings on days that facilitate attendance by shareholders (avoiding days on which numerous other companies hold shareholders' meetings and considering Saturdays and Sundays) will lead to domestic and international praise of TMC for the transparency of management and performance of social responsibility, enhance TMC's image, and raise corporate value.


The opinion of the Board of Directors concerning the proposed shareholder resolution

The Board of Directors is opposed to this resolution.
The date of the Company's ordinary general shareholders' meeting is determined by the Board of Directors taking into account a number of factors including the schedule for announcement of financial results and the procedures for calling a meeting. And the Board of Directors intends to continue such procedure in the future.

Therefore the Board believes that it would be inappropriate to add this type of language to the Articles of Incorporation.

Proposed Resolution 11: Amendment of the Articles of Incorporation (Part 2)

(Summary of Proposal)
1. Content of Proposal

(1) Compensation and bonuses paid to each Director and Corporate Auditor for each fiscal year shall be disclosed in the documentation included in the notice of convocation of the general shareholders' meeting for the fiscal year in question.

(2) When proposals for retirement bonuses to be paid to Directors and Corporate Auditors are presented at a general shareholders' meeting, the amount to be paid to each Director and Corporate Auditor shall be disclosed.

The above language shall be added to the Articles of Incorporation.

2. Reasons for the Proposal
The Commercial Code provides that as a general principle, compensation and retirement bonuses paid to executives are to be determined at a general shareholders' meeting. In the case of TMC, however, compensation and retirement bonuses paid to executives are determined by the Board of Directors, and the amount paid to each individual is not disclosed to shareholders. Just as it would be improper for the compensation of members of the Diet to be determined without the knowledge of voters and/or withheld from voters, it is improper for compensation and retirement bonuses paid to executives who are entrusted with the management of the company by the shareholders to be determined without the knowledge of the shareholders.

TMC engages in global business activities and is one of the leading Japanese companies on the global scene. Disclosing compensation and retirement bonuses paid to executives ahead of other Japanese companies would enhance its international standing as a company with transparent management and a company that is serious about information disclosures. Responding to shareholder interests would also raise its corporate value.


The opinion of the Board of Directors concerning the proposed shareholder resolution

The Board of Directors is opposed to this resolution.
With respect to compensation paid to Directors and Corporate Auditors, the general framework of monthly amounts paid is proposed and approved at the general shareholders' meeting. The amount of bonuses is disclosed in the proposal concerning the appropriation of retained earnings and also approved at the general shareholders' meeting.

With respect to retirement bonuses, such bonuses are paid in accordance with the company's regulations on retirement bonuses and a proposal to give authorization to determine the specific amounts, timing of the payments, method of payment, etc., to the Board of Directors in the case of retiring Directors and to the Board of Corporate Auditors in the case of retiring Corporate Auditors, has been made and approved at the general shareholders' meeting.

In addition, each of the total amounts of compensation, bonuses, and retirement bonuses paid to Directors and Corporate Auditors are disclosed in the Business Review in accordance with the laws and regulations.

In light of applicable laws and regulations, and taking into consideration business practices in Japan, we believe that this method of disclosure is appropriate and that it is not necessary to add the language of this proposal to the Articles of Incorporation.

Memo


                                       53